ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN

                            HELICOPTER SERVICES, INC.
                                 AS THE SELLER,

                                       AND

                            AIR METHODS CORPORATION,
                                  AS THE BUYER



                               DATED JULY 11, 1997





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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE  AGREEMENT (the "Agreement") is made as of July   ,
                                                                             --
1997, by and among HELICOPTER SERVICES, INC., a California corporation ("HSI" or the "Seller"), Homer L. Aerts, J. Steven Dickmeyer, Don D. Reed, Terry L. Russ and Richard J. Silva, the owners of the outstanding shares of HSI (collectively, the "Shareholders"), and AIR METHODS CORPORATION, a Delaware corporation (the "Buyer").

                                 R E C I T A L S

     A.  Seller  owns  and  operates  a  helicopter   maintenance  service  (the
"Business") and does business under the name "Western Helicopter Service, Inc."

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, on the terms and conditions hereinafter set forth, substantially all the assets and the Business, as a going concern.

     C. Concurrently herewith, the Shareholders are entering into a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), which provides for the sale by the Shareholders of all of the issued and outstanding shares of common stock of Mercy Air Services, Inc., a California corporation ("Mercy") to Buyer concurrently with the sale by Seller of substantially all the assets and the Business of Seller hereunder.

     D. Buyer intends to transfer the assets purchased hereunder to Mercy and to have Mercy operate its business and the business of Seller on a combined basis.

                                A G R E E M E N T

         NOW,  THEREFORE,  in  consideration  of  the  terms,   covenants,   and
conditions hereinafter set forth, the parties hereto agree as follows:

         1. SALE OF ASSETS. On the Closing Date (as hereinafter defined), Buyer shall purchase from Seller, and Seller shall sell, transfer and assign to Buyer, free and clear of any and all Liens and Encumbrances (as hereinafter defined), all of Seller's right, title and interest in and to all of the assets of Seller, including but not limited to those assets described below (collectively referred to herein as the "Purchased Assets"); PROVIDED, HOWEVER, that the Purchased Assets shall not include, and Seller shall retain, the Excluded Assets (as hereinafter defined in this Section 1).

                1.1 EQUIPMENT AND FURNITURE. All of the equipment, furniture, fixtures and other tangible personal property listed on the fixed asset depreciation schedule attached hereto as SCHEDULE 1.1, which has been delivered concurrently herewith by Seller to Buyer (the "FF&E");

                1.2  ASSIGNED  CONTRACTS.  All  of  the  agreements,  contracts, leases, licenses, instruments, commitments and understandings, written or oral, that are listed (or, in the case of oral agreements or understandings, that are described) on SCHEDULE 1.2 attached hereto (the "Assigned Contracts"), including, without limitation, the leases listed on SCHEDULE 1.2 under which Seller owns or holds any leasehold interest in real property or personal property, whether tangible or intangible, that is used in or in connection with the Business (respectively, the "Real Property Leases" and the "Personal Property Leases");

                1.3 INTANGIBLE ASSETS. All of Seller's rights, title and interests in and to (i) any client or vendor lists, promotion lists and marketing data and other compilations of names and requirements; (ii) the telephone numbers and internet addresses and websites used in or for the Business; (iii) all






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processes,  formulations,  methods, software (including documentation and source code listings), technology, know-how, formulae, trade secrets and inventions; and (iv) all patents, copyrights, trade names, trademarks and service marks (including, but not limited to, the name "Western Helicopter, Inc."), and all applications therefor, (collectively, the "Intangible Property Rights"), which are more fully described in SCHEDULE 1.3 and which shall include, without limitation, all goodwill associated with the foregoing;

                1.4 RECEIVABLES. All accounts and notes receivable and other rights to payment or reimbursement of Seller that have arisen out of the operations of the Business (the "Receivables") and all schedules, records and other documentation related thereto, including, without limitation, all notes, chattel paper, contracts or other documents or instruments evidencing the payment obligations of the account or note debtors; and

                1.5 MONETARY OR OTHER CLAIMS. Any cause of action, claim, suit, proceeding, judgment or demand, of whatever nature, of or held by Seller against any third parties arising out of the conduct of its Business prior to the date hereof, such as, but not limited to, warranty claims on equipment included in the FF&E, claims against service providers that provided services to the Business, pending insurance claims and claims against note and account debtors, but excluding those claims against third parties set forth in SCHEDULE 1.5 hereto ("Excluded Claims");

                1.6 LICENSES AND PERMITS. All licenses, permits, certificates of need, franchises and other governmental permits or licenses needed for or in connection with the operations of the Business (collectively "Licenses and Permits"), but only to the extent such Licenses and Permits are transferable under applicable laws or regulations;

                1.7 INVENTORY. All inventories of the Seller, including, without limitation, repair and replacement parts for helicopters and the helicopter engine described on SCHEDULE 1.7 hereto (the "Inventory");

                1.8 PREPAID ITEMS. Certain prepaid expenses and deposits of Seller that are shown on the 1996 HSI Balance Sheet.

         Seller is retaining and is not selling to Buyer, and Buyer is not purchasing from Seller, any cash of the Seller, whether on hand or in banks as shown on the HSI Financial Statements (which amount as of the date of the 1996 HSI Balance Sheet was $41,561), any Receivables owed to the Company by the Shareholders, Mercy or any other affiliate of the Shareholders, or any of the other assets listed on SCHEDULE 1.9 hereto (the "Excluded Assets").

         2.     OBLIGATIONS BEING ASSUMED; LIABILITIES NOT BEING ASSUMED.

                2.1 ASSUMED OBLIGATIONS. Buyer hereby agrees to assume only: (i) accounts payable of the Business other than Retained Liabilities; (ii) liabilities of Seller that have accrued in the ordinary course of the Business and consistent with past practices as reflected in the Seller's 1996 Financial Statements (as hereinafter defined), including any compensation or benefits payable to employees and independent contractors for services performed for Seller in the conduct of the Business, including salaries and wages and vacation, holiday and sick pay accrued to the Closing Date (the "Accrued Liabilities"); (iii) those liabilities and obligations of the Business specifically set forth in SCHEDULE 2.1 (the "Scheduled Liabilities"); and (iv) those executory obligations arising after the Closing Date under the Assigned Contracts (the "Contractual Obligations"). (The Scheduled Liabilities and Contractual Obligations shall be referred to herein, collectively, as the "Assumed Obligations.") The Seller represents and warrants that Seller is not in default of any of the Assumed Obligations and the Seller agrees that Buyer shall not be obligated to assume, and Buyer shall not have any liability for or in connection with, any Assumed Obligation that is in default as of the Closing Date.





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                2.2  LIABILITIES  NOT  BEING  ASSUMED.  Except  for the  Assumed
Obligations, the Seller agrees that Buyer shall not be obligated to assume or perform and that Buyer is not assuming or performing, and that the Seller shall be responsible for performing and satisfying, or otherwise discharging, at its sole expense, and without liability, cost, loss or expense of Buyer, all liabilities and obligations of Seller, whether known or unknown, fixed or contingent, certain or uncertain, and whether such liabilities or obligations have arisen prior hereto or may arise hereafter (the "Retained Liabilities"). The Retained Liabilities shall include, but shall not be limited to, any and all of the following obligations and liabilities of Seller:

                      (a) TAXES. All Taxes (as defined in Section 4.18 hereof) that (i) have arisen prior to the Closing or may arise thereafter out of any business or other operations conducted by Seller, either prior to or after the Closing Date, in excess of amounts accrued on the Seller's Financial Statements or disclosed on SCHEDULE 14.7.

                      (b) LIENS AND ENCUMBRANCES. Any Liens or Encumbrances on any of the Purchased Assets.

                      (c)    INDEBTEDNESS  AND  BALANCE  SHEET LIABILITIES.  Any
(i) obligation of Seller, secured or unsecured, that is for borrowed money, and (ii) other liabilities of Seller which, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), would be required to be reflected on, or set forth in a footnote to, a balance sheet prepared on an accrual basis, and that are not included in the HSI Financial Statements or in the Scheduled Liabilities set forth on SCHEDULE 2.1 hereto.

                      (d) CERTAIN CONTRACTUAL OBLIGATIONS. Any obligations or liabilities under any employment, consulting, confidentiality or non-competition agreement, whether written or oral, to which Seller is a party or is subject and which is not listed on SCHEDULE 2.1, including, without limitation, any obligations or liabilities that have arisen or may arise under, or by reason of the termination by Seller of the employment of any of its employees or independent contractors in anticipation or as a consequence of, or following, consummation of the transactions contemplated hereby.

                      (e) RETAINED PAYABLES. Any accounts or notes payable of Seller to the Shareholders, Mercy or any other affiliate of the Shareholders and any accounts or notes payable of Seller which are set forth in SCHEDULE 2.2 ("Excluded Payables") hereto.

                      (f) CLAIMS AND LEGAL PROCEEDINGS. Any claims, demands, actions, suits or legal proceedings that have been asserted or threatened prior to the Closing against Seller, the Business or the Purchased Assets or which may be threatened or asserted hereafter against the Purchased Assets, the Business, or Buyer (hereinafter a "Plaintiff's Action") that arises in any way from or in connection with (i) the conduct or operation of the Business prior hereto, or
(ii) any other business or non-business activities of Seller conducted prior hereto or hereafter (collectively "Plaintiffs' Actions"), including, without limitation the legal actions and proceedings set forth in SCHEDULE 4.15 hereto. For purposes of this Agreement, Plaintiffs' Actions shall include, without limitation, any counter or cross-claims asserted against Seller, the Business or the Purchased Assets, or Buyer, in any legal action or other proceeding initiated by Seller.

                      (g) CONTINGENT LIABILITIES. Any liability, deficiency, cost or expense arising out of the provision of services by any of Seller's employees or any undischarged obligations or liabilities imposed on Seller that is not disclosed in the HSI Financial Statements or in the Disclosure Schedules hereto (other than SCHEDULE 4.15), under, or any failure to have complied with, any laws, rules or regulations applicable to Seller.





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         3.     PURCHASE PRICE AND ALLOCATION OF PURCHASE PRICE.

                3.1 PURCHASE PRICE. The purchase price for the Purchased Assets shall consist of a cash payment by Buyer to Seller at the Closing by a wire transfer of funds to the Seller, in an amount equal to Nine Hundred Fifty-Four Thousand Three Hundred Seventy-Five Dollars ($954,375).

                3.2 PURCHASE PRICE ADJUSTMENT. The Purchase Price shall be subject to adjustment in the manner and to the extent set forth in SCHEDULE 2.3 of the Stock Purchase Agreement and, by this reference, the provisions of that Schedule that are applicable to the Purchase Price hereunder are incorporated herein and made an integral part hereof.

                3.3  ALLOCATION OF PURCHASE  PRICE.  The Purchase  Price for the
Purchased Assets shall be allocated among the Purchased Assets as set forth in EXHIBIT A attached hereto (the "Purchase Price Allocation"). Each of the parties, when reporting the transactions consummated hereunder in their respective Tax Returns (as hereinafter defined), shall allocate the Purchase Price paid or received, as the case may be, in a manner that is consistent with the Purchase Price Allocation set forth in EXHIBIT A hereto. Additionally, each of the parties will comply with, and furnish the information required by,
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder.

         4. REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the disclosures and exceptions set forth in the disclosure schedules delivered by the Seller to the Buyer concurrently herewith (the "Disclosure Schedules"), the Seller hereby makes the following representations and warranties to Buyer:

                4.1 AUTHORITY, NECESSARY ACTIONS; BINDING EFFECT. Seller (i) has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and (ii) has taken all corporate action necessary to authorize the execution and delivery of this Agreement. This Agreement constitutes a valid and legally binding obligation of Seller and is enforceable against Seller in accordance with its terms, except, as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and (ii) general principles of equity relating to the availability of equitable remedies (regardless of whether such Agreement is sought to be enforced in a proceeding at law or in equity).

                4.2   TITLE TO AND ADEQUACY OF PURCHASED ASSETS.

                      (a)    Except as disclosed on SCHEDULE 4.2 hereto,  Seller
has, and on the Closing Date will convey and transfer to Buyer, good, complete and marketable title to all of the Purchased Assets, free and clear of all mortgages, security interests, liens, options, pledges, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other encumbrances or adverse interests of any kind or nature whatsoever (collectively, "Liens and Encumbrances"). Except as set forth on SCHEDULE 4.2, all of the Purchased Assets are in the exclusive possession and control of Seller and Seller has the unencumbered right to use, and to sell to Buyer in accordance with the terms and provisions of this Agreement, all of the Purchased Assets without interference from and free of the rights and claims of others.

                      (b) The Purchased Assets constitute all the assets, properties, rights, privileges and interests that are necessary for the Buyer to operate the Business substantially in the same manner as it has been operated by Seller since January 1, 1996.

                4.3 ORGANIZATION AND STANDING. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is authorized to do business in each jurisdiction in which the character of the properties owned by it or the nature of its business makes such authorization necessary and where the failure to be so qualified has had or is expected to have a





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Material Adverse Effect on Seller (as defined  hereinafter).  The Seller has the requisite corporate power and authority to conduct its business as now conducted and to own or lease (as the case may be), and to use, the properties and assets used therein.

                4.4   SUBSIDIARIES;  INVESTMENTS.   The  Seller  does  not  own,
directly or indirectly, shares of capital stock of any other corporation or any equity interest in any other entity or business.

                4.5 NO CONFLICTS. Except as set forth in SCHEDULE 4.5, neither the execution and delivery nor the performance of this Agreement by the Seller, or of any of the other agreements to be entered into by Seller pursuant to or in connection with the transactions contemplated by this Agreement, will result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of the Seller, or any Material Seller Contract (as defined in Section 4.14 hereof); (ii) the termination of any Material Seller Contract or the acceleration of the maturity of any material indebtedness of the Seller; (iii) the creation or imposition of any liens or encumbrances on any of the material assets of the Seller which have had or are expected to have a Material Adverse Effect on the Seller; or (iv) a violation or breach of any law, regulation, writ, injunction or decree of any court or governmental instrumentality to which the Seller is a party or by which any of its material properties are bound, where such violation has had or is expected to have a Material Adverse Effect on Seller.

                4.6 FINANCIAL STATEMENTS. The Seller has delivered to Buyer financial statements of the Seller consisting of unaudited balance sheets, and related statements of operation, stockholders equity and cash flows, as of and for the fiscal years ended December 31, 1994, 1995 and 1996 (the "HSI Financial Statements"). Except as otherwise set forth in the footnotes contained therein or in SCHEDULE 4.6, Financial Statements were prepared on an accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP") and fairly present the financial condition of the Seller as at the relevant dates thereof and the results of its operations for the respective periods covered thereby. Except as set forth in SCHEDULE 4.6, the Seller has no debts, obligations or liabilities, fixed or contingent, of a nature that would be required, in accordance with GAAP, to be shown on a balance sheet and that are not shown on the balance sheet as of December 31, 1996 (the "1996 HSI Balance Sheet") that is included in the Financial Statements for the fiscal year then ended (the "1996 HSI Financial Statements"), other than liabilities incurred after December 31, 1996 in the ordinary course of the Seller's business and consistent with past practice (the "Post-1996 HSI Liabilities").

                4.7  UNDISCLOSED  LIABILITIES.  Except as otherwise set forth in
SCHEDULE 4.7, Seller does not have any debts, obligations, liabilities or commitments of any nature, whether due or to become due, absolute, fixed or contingent, or certain or uncertain, that, in accordance with GAAP, should be disclosed on a balance sheet or the footnotes thereto, but are neither shown on the 1996 HSI Balance Sheet nor expressly and unambiguously set forth in the footnotes thereto (the "Undisclosed Liabilities"); PROVIDED, HOWEVER, that the term "Undisclosed Liabilities" shall not include and SCHEDULE 4.7 need not disclose liabilities incurred by Seller after December 31, 1996, in the ordinary course of the Business and consistent with past practice that are not material in amount and have not had and are not expected to have, individually or in the aggregate, a Material Adverse Effect on Seller. As to each Undisclosed Liability set forth on SCHEDULE 4.7, the Seller has provided the following information in or as an attachment to such SCHEDULE 4.7: (i) a summary description of such Undisclosed Liability, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, the identity of the claimant and of any other involved party and, if the Undisclosed Liability is one that may arise from a suit, action or other proceeding, the court or agency in which such suit, action or other proceeding is being prosecuted, and (ii) the best estimate of the Seller of the maximum amount, if any, which could reasonably be expected





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to become payable with respect to any such contingent Undisclosed Liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero.

                4.8 ABSENCE OF CERTAIN CHANGES. Except as otherwise set forth on SCHEDULE 4.8, subsequent to December 31, 1996 there has not been:

                    (a) Any default or breach, or anticipated default or breach under, or any amendment, termination or revocation or, to the knowledge of the Seller, any threatened termination or revocation of, any of the Assigned Contracts;

                    (b) To the Seller's knowledge, any actual or overtly threatened amendment, termination or revocation of any license, permit or franchise held by the Seller which has had or is expected to have a Material Adverse Effect on Seller;

                    (c) Any sale or transfer of, or the imposition of any Lien or Encumbrance on or affecting any of the Purchased Assets reflected on the 1996 HSI Balance Sheet or acquired thereafter, except sales or utilization of inventory or supplies and obsolete equipment in the ordinary course of business and consistent with past practices of the Seller and liens for current taxes not yet due and payable;

                    (d) Any damage, destruction or loss, whether or not covered by insurance, of any of the Purchased Assets reflected on the 1996 HSI Balance Sheet or acquired thereafter in an amount which exceeds $10,000, individually or in the aggregate and has had or is expected to have a Material Adverse Effect on Seller; and

                    (e) The occurrence of any other event or circumstance which has had or is expected to have a Material Adverse Effect on Seller.

                4.9 TANGIBLE ASSETS. SCHEDULE 1.1 contains a list of all equipment, furniture, fixtures, tools, and other similar tangible personal property, wherever located, that are owned by the Seller and are used in the conduct of the Business (the "Tangible Assets"). Except as set forth on SCHEDULE 4.9, the Tangible Assets are in good working order and condition (ordinary wear and tear excepted).

                4.10 INTANGIBLE PERSONAL PROPERTY. SCHEDULE 1.3 is a true and correct list of all proprietary information and know-how documented in writing, and any other intellectual property or intangible assets, owned by the Seller or in which the Seller has rights or licenses, and which are material to the business of the Seller, including any patents, copyrights, trademarks, service marks, trade names and all applications therefor. To the knowledge of the Seller, the Seller has not infringed, and is not now infringing, any patent, trade name, trademark, service mark, copyright or trade secret rights belonging to any other person, firm or corporation. Except as set forth on SCHEDULE 4.10, the Seller owns, or holds adequate licenses or other rights to use, all patents, trademarks, service marks, trade names, copyrights, and trade secrets used in or necessary for the operation of the Seller's business as now conducted.

                4.11 REAL PROPERTIES; LEASES. Except as set forth on SCHEDULE 4.11, the Seller does not own a fee interest in any real property. SCHEDULE 1.2 contains a list of the Real Property Leases and the Personal Property Leases. True, correct and complete copies of the Real Property Leases and Personal Property Leases have been delivered to Buyer, together with the names and addresses of the lessors thereunder. All such Leases are valid and enforceable, the Seller is not in default thereunder, and to the knowledge of Seller, no facts or circumstances have occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any of the Real Property Leases or the Personal Property Leases. To the knowledge of the Seller,
(i) all structures and facilities on the real properties listed on SCHEDULE 4.11 are equipped in substantial conformity with laws and governmental regulations applicable to the Seller, (ii) the zoning of each parcel of real property permits the presently existing improvements and continuation of the business presently conducted thereon by the Seller, and (iii) no zoning changes, and no





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condemnation or similar  proceedings,  are pending or threatened  against any of the real properties listed on SCHEDULE 4.11.

                4.12 INVENTORIES. All Inventory are of a quality and quantity usable in the ordinary course of the Seller's business, except for obsolete items, damaged items, and materials at below standard quality, which, in the aggregate, are not material in amount and have been written off or written down to net realizable value on the books of the Seller.

                4.13 MATERIAL SELLER CONTRACTS. SCHEDULE 4.13 hereto contains an accurate and complete list of each contract, agreement, license or instrument to which the Seller is a party or is subject and which are Assigned Contracts, the performance or termination of which would have a Material Adverse Effect on Seller (the "Material Seller Contracts"). Without limiting the generality of the foregoing, such list includes all such contracts of the Seller which (i) grant a security interest in any of the Purchased Assets; or (ii) requires the Seller to obtain the consent of any third party to, or would be violated by, the consummation of the transactions contemplated by this Agreement. Correct and complete copies of all items of the Material Seller Contracts so listed in
SCHEDULE 4.13 have been furnished to Buyer. To the knowledge of the Seller, each of the Material Seller Contracts is a valid and binding obligation of the Seller and is enforceable in accordance with its terms. Except as otherwise set forth in SCHEDULE 4.13, there are (i) no outstanding unresolved defaults by the Seller, under, or, to the knowledge of the Seller, any such defaults, or claims of default, by the other party or parties to, any of the Material Seller Contracts which, individually or in the aggregate, have had or are expected to have a Material Adverse Effect on Seller, and (ii) no facts or conditions that have occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Seller under any of such Material Seller Contracts that is expected to have a Material Adverse Effect on Seller. Except as set forth on SCHEDULE 4.5 or SCHEDULE 4.13, no consent or approval of any party to any of the Material Seller Contracts is necessary in order to permit the Seller to consummate the transactions contemplated hereby and to allow Buyer to acquire the Purchased Assets, without thereby violating any such Material Seller Contracts.

                4.14  COMPLIANCE  WITH  LAW/PERMITS.  Except  as  set  forth  in
SCHEDULE 4.14 hereto, to the knowledge of the Seller (i) the Seller is not in violation or in default of any law, rule, regulation, order, judgment, writ or decree applicable to the Seller or by which it or any of its properties is bound or affected, except for any such violations or defaults which have not had and are not expected to have a Material Adverse Effect on Seller, and (ii) the Licenses and Permits constitute all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Seller as it is now being conducted. The Seller is in compliance with the terms of the Licenses and Permits, except where the failure to so comply has not had and is not expected to have a Material Adverse Effect on Seller.

                4.15 LITIGATION AND PROCEEDINGS. Except as set forth in SCHEDULE
4.15 hereto, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Seller, overtly threatened against the Seller before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, if adversely determined against the Seller, would be expected to have a Material Adverse Effect on Seller.

                4.16 ENVIRONMENTAL AND SAFETY MATTERS. To the knowledge of the Seller, except as set forth on SCHEDULE 4.16, and, except for any instances of noncompliance or any violations which have not had and are not expected to have a Material Adverse Effect on Seller, (i) the Seller is in compliance, in all material respects, with all federal, state, local and regional statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety (collectively, the "Environmental Laws"), and (ii) no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received, nor is any such notice pending or threatened. To the knowledge of the Seller, none of the Seller's real properties, whether owned or leased, is currently listed, or threatened to be listed, on any state or federal "superfund" list. For the purposes of this
Section 4.16, "toxic or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is deemed under any federal, state, local or regional statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss. 9601 ET SEQ.), as amended ("CERCLA"), and its related state and local counterparts, (ii) asbestos and asbestos containing materials and polychlorinated biphenyls, and (iii) any petroleum hydrocarbon including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy.

                4.17  TAXES AND TAX RETURNS.

                    (a) Except as set forth on SCHEDULE 4.17 (i) the Seller has duly filed all Tax Returns (as hereinafter defined) which are required by law to be filed by it and has duly and properly paid, or withheld for payment, when due, all foreign, federal, state and local Taxes (as hereinafter defined) due or claimed to be due from the Seller as reflected on any such Tax Return, (ii) there are no assessments or claims for payment of such Taxes which have not been paid or accrued for, (iii) there is no foreign, federal or state tax audit of the Seller now pending or threatened by any taxing authority, (iv) the Seller is not currently the beneficiary of any extension of time within which to file any Tax Return, and (v) the Seller has properly withheld and paid, or accrued for payment, when due, to appropriate state and/or federal authorities, all sales and use taxes, if any, and all amounts required to be withheld from payments made to its employees, and also has paid all employment taxes as required under applicable laws.

                    (b) Except as set forth in SCHEDULE 4.17, the Seller has not
(i) waived any statute of limitation in respect of any Taxes assessed by any federal, state, or local taxing authority or agreed to any extension of time with respect to an assessment of or deficiency in any Tax, (ii) filed a consent under Section 341(f) of the Code, concerning collapsible corporations, and (iii) been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                    (c) Except as set forth in SCHEDULE 4.17, the Seller (i) is not required to file a consolidated or combined state or federal income Tax Return with any other person or entity and (ii) is not liable for the Taxes of any person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise, and (iii) the Seller is not a party to any tax allocation or tax sharing agreement.

                    (d) For  purposes of this  Agreement,  (i) the term "Tax" or
"Taxes" means any federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                4.18  EMPLOYEES; LABOR AND EMPLOYMENT AGREEMENTS; BENEFIT PLANS.

                    (a) SCHEDULE 4.18 sets forth the name of each director and officer of the Company, and of each employee of and consultant to the Company whose annual cash compensation exceeds $60,000 per year, identifies those officers or employees which the Company employs and any independent contractor that the Company has retained under an employment or similar agreement or with which it has any severance agreement. Copies of any such agreements and a copy of its employee handbook have been furnished to Buyer.

                    (b) Except as set forth in SCHEDULE 4.18, (i) the Company is not a party to or otherwise bound by or subject to any collective bargaining or other labor, employment, deferred compensation, bonus, retainer, consulting, or incentive agreement, plan or contract, (ii) there has been no strike or other work stoppage by, nor, to the knowledge of any of the Sellers, has there been any union organizing activity among any of the employees of the Company during the past three (3) years. Except as set forth in SCHEDULE 4.18, to the knowledge of the Sellers, (i) the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except where any noncompliance has not had and is not expected to have a Material Adverse Effect on the Company, and (ii) there is no unfair labor practice complaint pending or threatened against the Company.

                    (c) SCHEDULE 4.18 hereto also contains a complete list of the Employee Plans of the Company or any subsidiary thereof (correct copies of which have been delivered to Buyer). For purposes of this Section 4.18, the term "Employee Plan" means all plans and programs (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of the Company or any subsidiary thereof, or to any other person who provides, or during the past three years provided, services to the Company, or any subsidiary thereof, whether or not such plan or plans or programs are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or are qualified under the Internal Revenue Code of 1986, as amended (the "Code"). The term Employee Plan includes (i) any employee benefit plan as defined in Section 3(3) of ERISA; (ii) any pension, retirement, profit sharing, incentive compensation, stock option, stock bonus, and nonqualified deferred compensation plan; (iii) any multiemployer plan as defined in Section 3(37) of ERISA; and (iv) any disability, medical, dental, worker's compensation, or health or life insurance plan or vacation program. Any and all tax returns, reports, forms or other documents required to be filed by the Company under applicable federal, state or local law with respect to any of the Employee Plans listed on SCHEDULE 4.18 have been timely filed and are correct and complete in all material respects; and any and all amounts due by the Company to any governmental agency or entity with respect to any of the Employee Plans have been timely and fully paid. To the Seller's knowledge, there have been no filings with respect to any Employee Plan with the Pension Benefit Guaranty Corporation ("PBGC") and, to the knowledge of the Sellers, no liability to the PBGC has been incurred or is expected with respect to any Employee Plan except for any accrued insurance premiums which either have been or will be timely paid by the Company.

                    (d) Except as set forth in SCHEDULE 4.18, all Employee Plans were established and are being maintained and operated in compliance, in all material respects, with applicable laws (including, but not limited to, ERISA and the Code) and all regulations and interpretations thereunder and in accordance with their plan documents, except for any noncompliance that has not had and is not expected to have a Material Adverse Effect on the Company. Each funded Employee Plan, if any, providing for payment of deferred compensation has been and is qualified under Section 401 of the Code and the Internal Revenue Service has issued one or more determination letters with respect thereto stating that such funded Employee Plan has been and is qualified under Section 401 of the Code and each trust maintained in connection with each such funded Employee Plan has been and is exempt under Section 501 of the Code. Except as set forth in SCHEDULE 4.18, there is no unfunded liability for vested or nonvested benefits under any funded Employee Plan, and all contributions required to be made to each such funded Employee Plan have been fully and timely paid. There has been (i) no event or condition which would constitute a "reportable event" within the meaning of Section 404(3) of ERISA and the regulations and interpretations thereunder, (ii) no prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan, and (iii) no written complaints to or by any government entity have been filed or to the knowledge of the Sellers have been overtly threatened with respect to any Employee Plan. Neither the Company nor any Employee Plan has any material liability to any plan participant, beneficiary or other person under any provision of ERISA, the Code or any other applicable law other than the obligation to make contributions which are not yet due and payable. To the knowledge of any of the Sellers, there is no contract, agreement or benefit arrangement covering any employee of the Company which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Code.

                4.19 INSURANCE. SCHEDULE 4.19 contains a listing of all policies of fire, general liability, worker's compensation, errors and omissions, malpractice and other types of insurance maintained by or on behalf of the Seller, to provide insurance protection for the assets and business of the Seller. Except as set forth in SCHEDULE 4.19 hereto, all of such policies are now in full force and effect and those policies or other policies covering the same risks and in substantially the same amounts have been in full force and effect continuously for the past three (3) years. The Seller has not received any notice of cancellation or material amendment of any such policies; and, to the knowledge of the Seller, all material claims thereunder have been filed in a timely fashion.

                4.20 NO BROKER. Except as set forth in SCHEDULE 4.20, the Seller has not retained an agent, finder or broker in connection with the transactions contemplated by this Agreement. The Seller shall indemnify, hold harmless and defend Buyer from all commissions, finder's and other fees and expenses of any such persons.

                4.21 DISCLOSURE. To the knowledge of the Seller, the representations and warranties of the Seller contained in this Section 4, as modified by the Disclosure Schedules, are true, complete and correct in all material respects, and do not contain any statement of a material fact that was untrue when made or omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made. For purposes of Section 4, the phrases "knowledge" or "best knowledge" of the Seller, means the actual knowledge of officers or directors of Seller or actual knowledge of the Shareholders. Although Disclosure Schedules are intended to qualify or modify the representations and warranties of the Seller contained in the Subsection of this Section 4 that corresponds, by number, to the number used to designate such Disclosure Schedule, the disclosures therein shall also qualify or modify any representation or warranty in any other Subsection of this Section 4 to which it may also relate and, therefore, any information in any such Disclosure Schedule need not be repeated in any other Disclosure Schedule, in order to qualify any of the representations or warranties to which such other Disclosure Schedule relates.

                4.22 MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect," when used in connection with the Seller in this Section 4, or in Sections 6, 9 or 10 hereof, means any change, effect or circumstance with respect to Seller or Seller's Business that is materially adverse to Seller and Mercy, considered as if they were a single combined entity, other than such changes, circumstances or effects that: (i) are set forth or described in or contemplated by the Disclosure Schedules attached hereto, (ii) are set forth or described in the Financial Statements or the notes thereto, or (iii) that affect the helicopter maintenance business generally.

         5.     REPRESENTATIONS  AND  WARRANTIES  OF  BUYER.   Buyer  makes  the
following representations and warranties as of the date of this Agreement and, again, as of the Closing Date:

                5.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                5.2 CORPORATE POWER; NECESSARY ACTIONS; BINDING EFFECT. Buyer possesses the requisite corporate power and authority to enter into and perform its obligations under this Agreement. Buyer has taken all corporate action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Agreement. This Agreement constitutes a valid obligation of Buyer that is legally binding on and enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and
(ii) general principles of equity relating to the availability of equitable remedies (regardless of whether such Agreement is sought to be enforced in a proceeding at law or in equity).

                5.3 NO CONFLICTS. Neither the execution and delivery nor the performance of this Agreement will result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of the Certificate of Incorporation or Bylaws of Buyer, or any contract, lease, license, franchise, promissory note, indenture, mortgage, deed of trust, security or pledge agreement, or other agreement to which Buyer is a party and which is material to Buyer (a "Material Buyer Contract"); (ii) the termination of any Material Buyer Contract or the acceleration of the maturity of any material indebtedness of Buyer; or (iii) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which the Buyer is a party or by which any of its properties is bound or any laws or regulations applicable to Buyer, where the violation would have a material adverse effect on Buyer.

                5.4 BROKER. Buyer has not retained any broker, agent or finder in connection with the transactions contemplated by this Agreement, and Buyer shall hold harmless the Seller from any commission, fee or expenses payable to any such broker, finder or agent by reason of his or her retention by Buyer.

                5.5 REPRESENTATIONS AND WARRANTIES. Each representation, warranty or statement made, or information provided, by Buyer in this Agreement, or in the Exhibits or Schedules hereto, or in any certificates to be delivered by Buyer at the Closing is, or when made shall be, true, complete and correct in all material respects.

         6.     CONDUCT  OF  BUSINESS  PENDING  THE  CLOSING.   Between the date
hereof and the Closing, and except as otherwise consented to by Buyer in writing, the Seller covenants, as follows:

                6.1 ACCESS. The Seller shall give to Buyer and its representatives, from and after the date of execution of this Agreement, on prior request therefor from Buyer or such representatives, such access to the premises, employees, agents and consultants of the Seller, and such copies of the HSI Financial statements, books and records, and contracts and leases and other documentation, so as to enable Buyer to inspect and evaluate all aspects of the business and operations, assets, operating results, financial condition, capitalization, ownership, and legal affairs of the Seller. Buyer agrees to conduct its review, and to cause its representatives to conduct their review, in a manner designed to minimize any disruption of the operations of the Seller. In addition, Seller shall (i) permit the Buyer's independent public accountants to obtain access to the financial books and records of the Seller, and to such other documentation which such accountants may reasonably request and the Seller can obtain without unreasonable expense and effort, in connection with an audit, to be conducted by such accountants, of the HSI Financial Statements to enable Buyer to satisfy its financial reporting obligations under the Securities Exchange Act of 1934 that will arise upon consummation of the acquisition by Buyer of the Purchased Assets pursuant hereto (the "Seller

Audit"), and (ii) arrange for the Seller's independent public accountants to provide such assistance as Buyer's accountants may reasonably request in connection with the Seller Audit.

                6.2 CONDUCT OF SELLER'S BUSINESS. From the date of this Agreement and until the Closing or termination of this Agreement, whichever first occurs, the Seller shall operate and conduct its business diligently and only in the ordinary course, consistent with past practices. In furtherance thereof, unless Buyer's prior consent to do otherwise is obtained (which consent shall not be unreasonably withheld or delayed), Seller shall:

                    (a) ORGANIZATION. Use its best efforts to preserve intact its organization and use its reasonable efforts to retain all of its employees and the services of all vendors, suppliers, agents and consultants to the Seller, commensurate with the requirements of the Seller's business;

                    (b) INSURANCE. Maintain insurance, including liability and errors and omissions insurance, consistent with past practices and, unless comparable insurance is substituted therefor or is not generally available to businesses of the type conducted by the Seller, not take any action to terminate or modify, or permit the lapse or termination of, the present insurance policies and coverages of the Seller as set forth in SCHEDULE 4.19 hereto;

                    (c) LAWSUITS, CLAIMS.

                             (i) Promptly notify Buyer of any lawsuit or other legal proceeding that is commenced, or that is threatened, in writing, against the Seller and that (a) relates to or arises out of the Seller's business or operations and, if adversely determined against the Seller, would be expected to have a Material Adverse Effect on Seller, or (b) relates to any of the Purchased Assets or any of the transactions contemplated by this Agreement; and

                             (ii) Not settle any action or proceeding on terms that are expected to have a Material Adverse Effect on Seller, not release, settle, compromise or relinquish any claims, causes of action or rights involving more than $25,000 individually or $50,000 in the aggregate which the Seller may have against any other persons, including, without limitation, claims or rights to reimbursement or payment for services rendered by the Seller;

                    (d) CERTAIN CHANGES. Not encumber or place any liens or security interests on any of the Purchased Assets, other than (i) liens or security interests in existence on the date hereof, (ii) statutory liens to secure taxes that are not yet due and payable, and (iii) purchase money security interests in connection with the acquisition of equipment in the ordinary course of the Seller's business;

                    (e) CONDITION OF ASSETS. Maintain in good working order and condition, ordinary wear and tear excepted, all of the Purchased Assets;

                    (f) AGREEMENTS.

                             (i) Use its best efforts to observe and perform all of its obligations in the Material Seller Contracts, the violation of which would have a Material Adverse Effect on Seller;

                             (ii) Except as required by any existing contracts or agreements, not enter into any new agreement that would constitute a Material Seller Contract or amend any Material Seller Contract, or incur any new monetary obligation involving more than $25,000 individually or $50,000 in the aggregate, other than monetary obligations that are incurred in the ordinary course consistent with past practices;

                             (iii) Promptly notify Buyer in writing of the occurrence of any breach or default of any Material Seller Contract; and

                             (iv) Not enter into any transaction with any shareholder, director or officer, or any person or entity related to or affiliated with any such person;

                    (g) CONSENTS; COMPLIANCE WITH LAWS.

                             (i) Use its best reasonable efforts to obtain and maintain all consents, assignments or approvals of, and licenses, permits and franchises and rights to operate granted by, governmental authorities, the absence or loss of which is expected to have a Material Adverse Effect on Seller;

                             (ii) Not take any action which would be expected to result in a violation of or in the noncompliance with any laws or regulations applicable to the Seller that would be expected to have a Material Adverse Effect on Seller; and

                             (iii) Cooperate with Buyer and render to Buyer such assistance as Buyer may reasonably request, at Buyer's sole expense, in obtaining such governmental approvals;

                    (h) TAXES. Pay, when due, and prior to the imposition or assessment of any interest, penalties or liens by reason of the nonpayment of, all Taxes (as defined in Section 4.18 hereof), due or assessed against it, except for any Taxes being contested in good faith and for which reserves have been established by the Seller;

                    (i) DIVIDENDS, ETC. Not:

                             (i) Except for the dividends listed on SCHEDULE 6.2(I) hereto ("Permitted Dividends"), declare or pay any dividends or make any distributions with respect to or, redeem any of the shares of its capital stock;

                             (ii)   Approve  or  effect  any reclassification or
         recapitalization   of   the  Seller   or  the  Seller's  authorized  or
         outstanding shares;

                             (iii) Approve or commence any proceedings for the liquidation of the Seller; and

                             (iv) Enter into any agreement to do any of the foregoing.

         7.    OBLIGATIONS SURVIVING THE DATE OF THIS AGREEMENT AND THE CLOSING.

                7.1 FURTHER ASSURANCES. Each party hereto shall execute and deliver after the date hereof such instruments and take such other actions as the other party may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein.

                7.2 EXPENSES. The Seller and the Buyer shall each pay all of their respective costs and expenses incurred or to be incurred by them in negotiating and preparing this Agreement and in carrying out and closing the transactions contemplated by this Agreement. In addition, Buyer shall pay all of the fees and disbursements of the Buyer's accountants incurred in connection with the completion of the Seller's Audit or the determination of the purchase price adjustments described in Section 3.2, and (ii) the reasonable fees and disbursements of the Company's accountants in providing any services or assistance requested of them by the Buyer's accountants in connection with or for purposes of the Seller Audit or the determination of such purchase price adjustments.

                7.3   TAXES.

                    (a) The Seller shall pay all Taxes of any kind or nature arising from the operations of the Business up to the Closing Date. If any Taxes required under this Section 7.3 to be borne by Seller are assessed against Buyer or any of the Purchased Assets, Buyer shall notify Seller in writing promptly thereafter and Seller shall be entitled to contest, in good faith, such assessment or charge so long as such assessment does not adversely affect Buyer, the Business or the Purchased Assets. Notwithstanding the foregoing, Buyer may (but shall not be obligated to) pay any such Taxes assessed against it or any of the Purchased Assets, but which are payable by the Seller pursuant hereto, if the failure to do so, in the judgment of Buyer could result in the imposition of a Lien or Encumbrance on any of the Purchased Assets or any other assets of Buyer or would constitute a violation of any agreement to which Buyer is subject, or if Seller fails to contest such assessment or charge promptly, diligently and in good faith. If Buyer pays any Taxes which pursuant hereto are required to be borne by any of the Seller, then, Buyer (as the case may be) shall be entitled to reimbursement thereof from the Seller on demand, together with interest thereon, at the maximum rate permitted by law, from the date such Taxes were paid by Buyer and until fully reimbursed by the Seller.

                    (b)  Sales,   use  or  similar  Taxes  arising  out  of  the
consummation of the transactions contemplated hereby shall be paid by the Buyer.

                7.4 ACCOUNTS AND NOTES RECEIVABLE COLLECTIONS. In the event Seller receives any payment after the date hereof in respect of any Receivables included in the Purchased Assets, Seller shall promptly deliver such payment, or the instrument of payment, with proper endorsements or assignments, to Buyer. The Seller further agrees to cooperate with Buyer in notifying account and any note obligors of the transfer of such accounts and notes receivable and instructing them to make all payments in respect thereof following the date hereof to Buyer.

         8. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the respective representations and warranties of the Seller and the Buyer set forth in this Agreement or in any of their respective Disclosure Schedules or Closing Certificates delivered pursuant hereto shall survive the Closing for a period of one (1) year from the Closing Date, except that the representations and warranties made by the Seller in Section 4.18, shall survive until the expiration of the respective statutes of limitation on claims for Taxes due on or before the Closing Date.

         9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER. The obligations of Buyer to consummate the purchase of the Purchased Assets and to perform its other obligations under this Agreement shall be subject to the fulfillment, or waiver by Buyer, at or prior to the Closing Date of each of the following conditions:

                9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made the Seller in this Agreement or in its Disclosure Schedules hereto shall have been true and correct on the date hereof, and also shall be true and correct at and as of the Closing Date with the same force and effect as if made again at and as of that time, except for any breach of any such representations or warranties that has not had and is not expected to have a Material Adverse Effect on Seller.

                9.2 ABSENCE OF MATERIAL LITIGATION. There shall be (i) no pending or overtly threatened litigation, whether brought against the Seller, any of the Shareholders or the Buyer, that seeks to enjoin the consummation of any of the transactions contemplated by this Agreement, (ii) no order that has been issued by any court or governmental agency having jurisdiction that restrains or prohibits the consummation of the purchase and sale of the Purchased Assets hereunder and no proceedings pending which are reasonably likely to result in the issuance of such an order; and (iii) no pending or overtly threatened litigation, which has had or is expected to have a Material Adverse Effect on Seller.

                9.3 PERFORMANCE OF OBLIGATIONS. The Seller shall have performed and complied, in all material respects, with all of its covenants required by this Agreement to have been performed at or prior to the Closing, except where any failure to have so performed or to have so complied has not had and is not expected to have a Material Adverse Effect on Seller or materially or adversely affect the ability of the Buyer to consummate the transactions contemplated hereby.

                9.4 NO MATERIAL ADVERSE CHANGES. Since December 31, 1996, there shall not have been any change in or other event affecting the business or the condition (financial or other) or operating results of the Seller that has had or is expected to have a Material Adverse Effect on the Seller.

                9.5 THIRD PARTY APPROVALS AND CONSENTS. Receipt of all approvals and consents of third parties (governmental or other) needed to have been obtained by the Closing Date to enable Buyer to consummate the transactions contemplated in this Agreement and not thereby violate any contracts, writs, orders, laws or regulations the violation of which would have a Material Adverse Effect on the Seller.

                9.6 CONSUMMATION OF PURCHASE AND SALE OF MERCY COMMON STOCK. The transactions contemplated by the Stock Purchase Agreement shall have been consummated concurrently with the Closing of the transactions contemplated by this Agreement.

                9.7 CONFIRMATION FROM BUYER'S ACCOUNTANTS. Receipt by Buyer of confirmation from its independent public accountants that such accountants believe that they can complete the Seller Audit in order to enable Buyer to meet its financial reporting responsibilities with respect to the purchase hereunder of the Purchased Assets pursuant to the Securities Exchange Act of 1934, provided that Buyer has made a good faith and diligent effort to obtain such confirmation by the date hereof.

                9.8 CERTIFICATES. Receipt of a certificate executed by the Seller, dated as of the Closing Date and reasonably satisfactory in form and substance to Buyer, certifying that (i) each of the representations and warranties of Seller contained herein was true and correct when made and is true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date, (ii) Seller has performed and complied in all material respects with all of its covenants required to have been performed or complied with by it pursuant hereto on or prior to the Closing Date, except as may have been waived in writing by Buyer or where the failure to have so complied has not had and is not expected to have a Material Adverse Effect on the Seller or to materially and adversely affect the ability of the parties to consummate the purchase and sale of the Purchased Assets, and (iii) all of the conditions precedent to Buyer's obligations the satisfaction of which was the responsibility of Seller have been satisfied, except to the extent waived by Buyer.

                9.9 LEGAL OPINION AND ADDITIONAL INSTRUMENTS. Sellers shall have arranged for and caused (i) the delivery of a legal opinion, substantially in the form of EXHIBIT B hereto, of Stradling, Yocca, Carlson & Rauth, a
Professional Corporation, special counsel to Seller, to Buyer and (ii) the Company to have delivered to Buyer a good standing certificate, dated as of a date that is not more than 10 days prior to the Closing Date, from the Secretary of State of California and such other or additional instruments, consents, endorsements and documents as Buyer reasonably deems to be necessary to enable the transactions contemplated by this Agreement to be consummated as provided in this Agreement. All other proceedings in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to Buyer and its counsel.

         10. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER. The obligation of the Seller to consummate the sale of the Purchased Assets to Buyer shall be subject to the fulfillment, or the waiver by the Seller, at or prior to the Closing, of each of the following conditions precedent:

                10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Buyer in this Agreement or in Buyer's Disclosure Schedules hereto shall have been true and correct on the date hereof, and also at and as of the Closing Date with the same force and effect, in all material respects, as if made again at and as of that time.

                10.2 ABSENCE OF MATERIAL LITIGATION. There shall be (i) no pending or overtly threatened litigation, whether brought against the Seller, any of the Shareholders or the Buyer that seeks to enjoin the consummation of any of the transactions contemplated by this Agreement, (ii) no order that has been issued by any court or governmental agency having jurisdiction that restrains or prohibits the consummation of the purchase and sale of the Purchased Assets hereunder or any proceedings pending which are reasonably likely to result in the issuance of such an order; and (iii) no other pending or overtly threatened litigation, which has had or is expected to materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby.

                10.3 PERFORMANCE OF OBLIGATIONS. Buyer shall have performed and complied, in all material respects, with all of its covenants required by this Agreement to have been performed by it at or prior to the Closing, except for any failure of performance or non-compliance that does not and will not materially and adversely affect the ability of the Seller to consummate the transactions contemplated hereby.

                10.4 THIRD PARTY APPROVALS AND CONSENTS. Receipt of all approvals and consents of third parties (governmental or other) needed to have been obtained by the Closing Date to enable the Seller to consummate the transactions contemplated in this Agreement and not thereby violate any contracts, writs, orders, laws or regulations the violation of which would have a Material Adverse Effect on the Seller.

                10.5 CONSUMMATION OF PURCHASE AND SALE OF MERCY COMMON STOCK. The transactions contemplated by the Stock Purchase Agreement shall have been consummated concurrently with the Closing of the transactions contemplated by this Agreement.

                10.6 CERTIFICATES. Receipt from Buyer of a certificate, dated as of the date of Closing and signed by the President or the Chief Financial Officer of Buyer, certifying that (i) each of its representations and warranties contained herein was true and correct when made and is true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date, and
(ii) it has performed and complied in all material respects with all agreements, obligations, covenants and conditions required to be performed or complied with by it pursuant hereto on or prior to the Closing Date, except as may be waived in writing by the Seller or where the failure to have so complied has not had and is not expected to materially and adversely affect the ability of the parties to consummate the purchase and sale of the Purchased Assets.

                10.7 OPINION OF COUNSEL. Receipt of an opinion dated as of the Closing Date from Davis, Graham & Stubbs LLP substantially in the form of EXHIBIT C hereto.

                10.8 ADDITIONAL INSTRUMENTS. The Buyer shall have delivered to Seller certified copies of resolutions duly adopted by its Board of Directors approving this Agreement and authorizing the Buyer to consummate the transactions contemplated hereby, and such other or additional instruments, consents, endorsements and documents as Sellers reasonably deem to be necessary to enable the transactions contemplated by this Agreement to be consummated as provided in this Agreement, including good standing certificates, dated not more than 10 days prior to the Closing Date, evidencing the good standing of Buyer in the state of its incorporation and, as a foreign corporation qualified to do business in California. All other proceedings in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to Seller and its counsel.

         11.    THE CLOSING.

                The consummation of the transactions contemplated hereby (the "Closing") shall take place concurrently with the consummation of the transactions contemplated by the Mercy Agreement, at the offices of Seller's counsel at 660 Newport Center Drive, Suite 1600, Newport Beach, California. The term "Closing Date," as used in this Agreement, shall mean the date on which such Closing takes place.

                11.1 CLOSING DELIVERIES OF THE SELLER. At the Closing, the Seller shall deliver, or cause to be delivered to Buyer, the documents and instruments set forth on SCHEDULE 11.1 hereof ("Seller's Closing Deliveries"), in form and substance reasonably satisfactory to Buyer and its counsel, including, but not limited to, the Bill of Sale and Assumption Agreement in the Form of EXHIBIT D.

                11.2 CLOSING DELIVERIES OF BUYER. At the Closing, Buyer shall deliver, or cause to be delivered, the cash portion of the Purchase Price to Seller, and to the appropriate Selling Party, the documents and instruments set forth on SCHEDULE 11.2 hereof ("Buyer's Closing Deliveries"), in form and substance reasonably satisfactory to such Seller and their counsel.

         12.    TERMINATION.

                12.1  METHODS OF TERMINATION.   This Agreement may be terminated
and the transactions herein contemplated may be abandoned at any time prior to the Closing.

                    (a) By mutual written consent of Buyer and the Seller; or

                    (b) By the Buyer, if there has been a material breach by the Seller of any of its representations, warranties, agreements or covenants set forth herein, or a failure of any condition to which the obligations of the Buyer are subject (a "Material Seller Default").

                    (c) By the Seller, if there has been a material breach by the Buyer of any of its representations, warranties, agreements or covenants set forth herein, or a failure of any condition to which the obligations of the Seller are subject (a "Material Buyer Default").

                12.2 PROCEDURE UPON TERMINATION. In the event of termination of this Agreement by Buyer or Seller or by both Buyer and Seller pursuant to
Section 12.1 hereof, written notice thereof shall forthwith be given to the other party or parties hereto and the transactions contemplated herein shall be abandoned without further action by Buyer or the Seller. In addition, if this Agreement is terminated as provided herein:

                    (a) Each party will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

                    (b) All information of a confidential nature received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall continue to be subject to the provisions of Section 15 of this Agreement, which provisions shall survive any such termination.

                    (c) Upon any termination of this Agreement  pursuant to this
Section 12, the respective obligations of the parties hereto under this Agreement (other than under Paragraphs 12.2(a) and (b) above) shall terminate and no party shall have any liability whatsoever to any other party hereto by reason of such termination, irrespective of the cause of such termination, PROVIDED, HOWEVER, that a termination of this Agreement by Buyer pursuant to Paragraph 12.1(b) due to a Material Seller Default, or by any of the Seller pursuant to Paragraph 12.1(c) due to a Material Buyer Default, shall not relieve the Seller or the Buyer (as the case may be) of their liability hereunder to the non-defaulting parties; and

PROVIDED, FURTHER, that (i) if such termination is by Buyer as a result of a Material Seller Default, then, the Seller shall be liable to Buyer for the direct damages incurred by Buyer by reason of such Material Seller Default; (ii) if, notwithstanding a Material Seller Default or a Material Buyer Default, the Buyer (in the case of a Material Seller Default) or the Seller (in the case of a Material Buyer Default) closes the transactions contemplated hereby, such action by the non-defaulting party or parties shall constitute a waiver of such Material Seller Default or Material Buyer Default (as the case may be); and
(iii) notwithstanding anything to the contrary contained herein, in no event shall the Seller be liable to Buyer by reason of a material breach of this Agreement by Seller, and in no event shall Buyer be liable to the Seller by reason of a material breach of this Agreement by Buyer, for any consequential damages, special damages or lost profits or lost business opportunities arising from such breach.

                12.3 REMEDIES AND SPECIFIC PERFORMANCE. Seller acknowledges that a breach of any of its covenants under this Agreement that would constitute a Material Seller Default would result in damages to Buyer that would be extremely impracticable to measure. Accordingly, Seller agrees that, in lieu of termination of this Agreement and (subject to clause (ii) of Paragraph 12.2(c)above) in addition to any other remedies Buyer may have, Buyer may sue in equity for specific performance of any such covenants in the event of a breach thereof and Seller expressly waives the defense that a remedy in damages will be available.

         13. INDEMNIFICATION BY SELLERS. Shareholders acknowledge that following the Closing, substantially all of the proceeds from the payment of the Purchase Price to Seller will be used to pay obligations and expenses of Seller and to make distributions to the Shareholders and that, as a result, Seller will not have any substantial assets after giving effect to the transactions contemplated hereby. As a result, to induce Buyer to enter into and to consummate the transactions contemplated by this Agreement, each Shareholder has agreed that he will, severally, and not jointly with any of the other Shareholders, indemnify and hold harmless Buyer and the other members of the Buyer Group (as defined in Subsection 14.1 of the Stock Purchase Agreement), in the manner, on the terms and subject to the limitations contained in Section 14 of the Stock Purchase Agreement, from and against any and all Buyer Liabilities (also as defined in Subsection 14.1 of the Stock Purchase Agreement) which they or any of them may incur as a result of any material breach of any of Seller's representations or warranties contained in this Agreement or in its Disclosure Schedules or any Closing Certificate it may deliver pursuant to this Agreement. In consideration therefor, Buyer, on its own behalf and on behalf of the other members of the Buyer Group, covenants that Seller shall not have any liability to Buyer or any of the other members of the Buyer Group for any breach of any of its representations or warranties contained in this Agreement, in its Disclosure Schedules or any Closing Certificate it may deliver pursuant to this Agreement.

         14. SHAREHOLDERS' OBLIGATION. Subject to the satisfaction of the conditions precedent to the obligations of Seller hereunder, which shall also constitute conditions precedent to the obligations of the Shareholders hereunder, the Shareholders shall cause Seller to perform all of its covenants required by this Agreement to have been performed by Seller at or prior to the Closing, except for any of such covenants the non-performance of which will not materially and adversely affect the ability of the Seller to consummate the transactions contemplated hereby.

         15.    CONFIDENTIALITY.

                15.1 CONFIDENTIALITY COVENANTS. Each party acknowledges that it may have access to various items of Confidential Information (as hereinafter defined) of the other, or in the case of Buyer, Confidential Information of the Seller, in the course of investigations and negotiations prior to Closing. Each party who receives any Confidential Information (a "Receiving Party") from any other party hereto, (or in the case of Buyer from the Seller) (the "Disclosing Party"), may disclose any such Confidential

Information to such party's employees, attorneys, accountants, financial advisors or agents or representatives that have a need to know such Information to facilitate or assist with the consummation of the transactions contemplated hereby (collectively, "Representatives"). Subject to the foregoing exception, and the exception hereinafter set forth in Subsection 15.2 below, (i) a Receiving Party shall keep, and shall cause its Representatives to keep, all Confidential Information received from a Disclosing Party hereunder strictly confidential and shall not disclose, and shall cause its Representatives not to disclose, any such Confidential Information to any third party; and (ii) any Receiving Party and its Representatives shall not make any uses of Confidential Information received from a Disclosing Party except to facilitate or assist with the consummation of the transactions contemplated hereby. Confidential Information shall include any business, financial, technical or other information, including, but not limited to, business plans, forecasts, marketing plans or initiatives, customer, client and vendor lists, training materials developed by the Disclosing Party, information regarding the identities, qualifications and compensation being paid to key employees, information received from customers, vendors or clients with the expectation, whether explicit or implicit, that such information would be protected from disclosure or dissemination to third parties, and other information the value of which to the Disclosing Party is dependent on the non-disclosure of such information. Confidential Information shall not include information that, although disclosed or made available by a Disclosing Party or any of its Representatives to a Receiving Party or any of its Representatives, (i) can be obtained by persons not subject to confidentiality or use restrictions from public sources, including periodicals, government and industry publications and other media that is readily accessible to the public or competitors of the Disclosing Party, (ii) has been disclosed by the Disclosing Party or any of its Representatives to any unaffiliated third parties without the imposition of any restrictions or prohibitions on disclosure or use thereof and has been, as a result, disclosed by that third party to other third parties, or (iii) information that the Receiving Party can demonstrate convincingly was in its possession prior to its disclosure to the Receiving Party by the Disclosing Party or any of its Representatives, PROVIDED that the Receiving Party had not obtained possession of such Confidential information from any one that the Receiving Party knew or should have known was subject to restrictions on its right to disclose such information to the Receiving Party, either pursuant to an agreement or by reason of his position or relationship with the Disclosing Party.

                15.2 DISCLOSURE PURSUANT TO LEGAL PROCESS. If a Receiving Party is required by subpoena or other legal process, or by laws applicable to it, to disclose or produce any Confidential Information belonging to a Disclosing Party, then, the Receiving Party shall (i) provide the Disclosing Party prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be produced so that Disclosing Party may seek an order to quash such subpoena or other legal process or an appropriate protective order or may elect to waive compliance with the provisions of this Section 15 as to any portion or all of such Confidential Information (ii) consult with the Disclosing Party as to the advisability of taking legally available steps to quash or narrow such request, and (iii) provide such reasonable cooperation as the Disclosing Party may request in connection with efforts by the Disclosing Party to quash the subpoena or other legal process or to obtain a protective order with respect to the Confidential
Information being sought. If, in the absence of a protective order or the receipt of a waiver hereunder, a Receiving Party is nonetheless, in the opinion of his legal counsel, compelled to disclose or produce any such Confidential Information of the Disclosing Party to any tribunal legally authorized to request and entitled to receive such Confidential Information or to any government agency with which the Receiving Party is required by law to file any such Information or otherwise stand liable for contempt or suffer other censure or penalty or liability, the Disclosing Party may disclose or produce such Confidential Information to such tribunal or government agency, notwithstanding the fact that such information may, as a result become available to the public, without incurring liability hereunder to the Disclosing Party; PROVIDED, HOWEVER, that the Receiving Party shall give the Disclosing Party written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use his best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced. Notwithstanding the foregoing, the parties agree that the Buyer may file a report on Form 8-K with the Securities and Exchange Commission regarding the transactions contemplated by this Agreement and file as exhibits thereto, the Agreement, the Stock Purchase Agreement and all schedules and exhibits thereto without requesting confidential treatment for such documents.

                15.3 TERMINATION OF CONFIDENTIALITY OBLIGATIONS. The obligations of Buyer under this Section 15 shall terminate on the Closing of the transactions contemplated hereby, but the obligations of the Seller hereunder shall survive the Closing for a period of five (5) years thereafter with respect to Confidential Information belonging to Buyer or the Seller. In the event of a termination of this Agreement, the respective obligations of the Seller with respect to Confidential Information of Buyer and the obligations of Buyer with respect to Confidential Information of the Seller shall survive for a period of five (5) years from the date of such termination.

         16.    MISCELLANEOUS.

                16.1 NOTICES. All notices, requests, demands or other communications hereunder to any of the parties hereto shall be in writing and shall be deemed to have been duly given, if delivered in person or mailed, certified, return-receipt requested, postage prepaid to the respective addresses of such parties set forth in EXHIBIT E hereto. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent by facsimile machine ("fax") to a party, it will be deemed to have been delivered on the date the fax thereof is actually received, provided the original thereof is sent by mail, in the manner set forth above, within twenty-four (24) hours after the fax is sent.

                16.2 WAIVER OF BULK SALE COMPLIANCE. Each party to this Agreement hereby irrevocably waives compliance with any and all applicable Bulk Sales laws, in connection with the transactions contemplated by this Agreement.

                16.3 ASSIGNMENT. Seller may not assign this Agreement, or assign its respective rights or delegate its duties hereunder, without the prior written consent of Buyer. Prior to the Closing, Buyer may not assign this Agreement, or assign its rights or delegate its duties hereunder, without the prior written consent of Seller.

                16.4 SEVERABILITY. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                16.5 JOINT PRESS RELEASE. The parties agree to consult with each other and to cooperate prior to issuing any press release or other public announcement with respect to the transactions contemplated by this Agreement. No such press release shall be issued by any party without the prior written consent of the other party; provided, however, that a party may proceed with publication of such a release or other public disclosure even if another party hereto has refused to give its consent thereto, if (i) the release or public disclosure is, in the reasonable judgment of the releasing party, required for it to meet, on a timely basis, its obligations under laws or regulations applicable to it, including under the Federal Securities Laws and (ii) the releasing party furnishes a copy of such release or public disclosure to the other party at least twenty-four (24) hours in advance of the release or public disclosure and provides a reasonable opportunity for the other party to comment thereon. Notwithstanding the foregoing, the parties agree that the Buyer may, immediately upon execution of this Agreement, issue a press release, in substantially the form that has been delivered to the Shareholders prior to the date hereof, and file a report on Form 8-K with the Securities and Exchange Commission regarding the transactions contemplated by this Agreement and file as exhibits thereto, the press release, the Agreement, the Stock Purchase Agreement and all schedules and exhibits thereto without requesting confidential treatment for such documents.

                16.6 GOVERNING LAW. This Agreement is deemed to have been made in the State of California, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws thereof.

                16.7 INCORPORATION AND AMENDMENT. This Agreement, the Schedules and Exhibits hereto and each additional agreement and document referred to herein constitute the entire Agreement of the parties, superseding and extinguishing all prior agreements and understandings, representations and warranties, relating to the subject matter hereof. This Agreement may not be modified, amended or terminated except by written agreement specifically referring to this Agreement signed by the parties hereto.

                16.8 WAIVER. No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                16.9 INTERPRETATION; HEADINGS. This Agreement, and the other agreements being entered into by any of the Sellers and the Buyer pursuant hereto, are the result of arms'-length negotiations between the parties hereto and no provision hereof or thereof, because of any ambiguity found to be contained herein, therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. Unless otherwise indicated elsewhere in this Agreement, (i) the term "or" shall not be exclusive; (ii) the term "including" shall mean "including, but not limited to," and (iii) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear. The section, subsection and any paragraph headings contained herein are for purposes of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement.

                16.10 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                16.11 ARBITRATION. All disputes between the parties hereto shall be determined solely and exclusively by arbitration in accordance with the rules then in effect of the American Arbitration Association pertaining to commercial arbitrations, or any successors hereto ("AAA"), in San Bernardino, California, unless the parties otherwise agree in writing. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an arbitrator within seven
(7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

         IN WITNESS WHEREOF, the undersigned corporations have caused this Asset Purchase Agreement to be executed by officers thereunto duly authorized on the date first above stated.

BUYER:                                SELLER:
AIR METHODS CORPORATION               HELICOPTER SERVICES, INC.


By:  /s/ George W. Belsey             By:  /s/ Richard J. Silva
   --------------------------------      ---------------------------------------
Title:  CEO & Chairman                Title:  President
      -----------------------------         ------------------------------------

                                      SHAREHOLDERS:

                                      /s/ Homer L. Aerts
                                      ------------------------------------------
                                      HOMER L. AERTS

                                      /s/ J. Steven Dickmeyer
                                      ------------------------------------------
                                      J. STEVEN DICKMEYER

                                      /s/ Don D. Reed
                                      ------------------------------------------
                                      DON D. REED

                                      /s/ Terry L. Russ
                                      ------------------------------------------
                                      TERRY L. RUSS

                                      /s/ Richard J. Silva
                                      ------------------------------------------
                                      RICHARD J. SILVA

EXHIBITS

EXHIBIT A       Allocation of Purchase Price
EXHIBIT B       Form of SYC&R Legal Opinion
EXHIBIT C       Form of DG & S Legal Opinion
EXHIBIT D       Form of Bill of Sale and Assumption Agreement
EXHIBIT E       Addresses of the Parties for Notice Purposes


SCHEDULES

SCHEDULE 1.1    Equipment, Furniture and Fixtures
SCHEDULE 1.2    Assigned Contracts
SCHEDULE 1.3    Intangible Property Rights
SCHEDULE 1.5    Excluded Claims
SCHEDULE 1.7    Inventory
SCHEDULE 1.9    Excluded Assets
SCHEDULE 2.1    Scheduled Liabilities
SCHEDULE 2.2    Excluded Liabilities
SCHEDULE 4.2    Exceptions to Title
SCHEDULE 4.5    No Conflicts
SCHEDULE 4.6    Financial Statements
SCHEDULE 4.7    Undisclosed Liabilities
SCHEDULE 4.8    Absence of Certain Changes
SCHEDULE 4.9    Condition of Tangible Assets
SCHEDULE 4.10   Intangible Property Rights
SCHEDULE 4.11   Real Property
SCHEDULE 4.13   Material Seller Contracts
SCHEDULE 4.14   Compliance with Laws; Licenses and Permits
SCHEDULE 4.15   Litigation
SCHEDULE 4.16   Environmental Non-Compliance
SCHEDULE 4.17   Taxes
SCHEDULE 4.18   Employment and ERISA Matters
SCHEDULE 4.19   Insurance Policies
SCHEDULE 6.2    Permitted Dividends
SCHEDULE 11.1   Closing Deliveries of Seller
SCHEDULE 11.2   Closing Deliveries of Buyer

                                    EXHIBIT A
                                       TO
                            ASSET PURCHASE AGREEMENT

         The cash portion of the Purchase Price shall be the net book value of the assets of the Company based upon the 1996 HSI Balance Sheet subject to the adjustments set forth below and the adjustments provided for in Section 3.2 of the agreement.

         1.       Add the following items on the 1996 HSI Balance Sheet.

Third party receivables                                        $    96,134*
Inventory                                                          489,980*
Prepaid expenses                                                    17,975*
Contract receivables                                                10,000*
Deposits                                                            12,030
Notes receivable                                                    76,846*
Equipment and other tangible assets                                100,000
Building (Rialto)                                                  383,000
Intangible assets                                                   34,047
Goodwill                                                           139,766
                                                              ------------
         Total                                                  $1,359,778

         *The Purchase Price will be adjusted for changes in these assets that will have occurred between December 31, 1996 and the Closing Date and these amounts will be adjusted correspondingly.

         2. Subtract the following items on the 1996 HSI Balance Sheet from the total determined pursuant to paragraph 1 above:


Allowance for doubtful receivables                                 $45,536
Accounts payable                                                   301,857**
Accrued payroll                                                     22,536
Accrued payroll taxes                                               21,969
Accrued insurance                                                    9,427
Deposits payable                                                     1,975
                                                               -----------
         Total                                                    $403,300


         **Accounts payable shall be adjusted to eliminate any accounts payable to the Shareholders, Mercy, or any other affiliate of the Shareholders, other than any lease payables arising under the Rialto, California lease.

                                    EXHIBIT B

July 31, 1997

Air Methods Corporation
7301 South Peoria
Englewood, Colorado  80112

Ladies and Gentlemen:

         We have acted as counsel to Helicopter Services, Inc., a California corporation (the "Company") and Homer L. Aerts, J. Steven Dickmeyer, Don D. Reed, Terry L. Russ and Richard J. Silva (collectively, the "Shareholders"), in connection with the execution and delivery by the Company and the Shareholders of that certain Asset Purchase Agreement dated as of July 11, 1997 (the "Agreement") among the Company, the Shareholders and Air Methods Corporation, a Delaware corporation (the "Buyer"). This opinion is being delivered pursuant to
Section 9.9 of the Agreement. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

         In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed that there are no other documents or agreements among the Company, the Shareholders and the Buyer which would expand or otherwise modify the respective rights and obligations of the Company, the Shareholders and the Buyer as set forth in the Agreement and the documents required or contemplated thereby.

         We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures (other than signatures of the Shareholders and officers of the Company). We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto (other than the Company and the Shareholders), such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

         As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Agreement and the other documents and certificates delivered in connection therewith, certificates of the Shareholders, certificates of officers of the Company, and certificates and advices of public officials.

         Whenever a statement herein is qualified by "known to us," "to our current actual knowledge," or similar phrase, it is intended to indicate that, during the course of our representation of the Company and the Shareholders, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the transaction described in the introductory paragraph hereof. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any
limited  inquiry  undertaken  by us  during  the preparation   of  this
opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any
such  statement   should  be  drawn  from  the  fact  of  our representation of the Company and the Shareholders.

         Based upon the foregoing, and subject to the additional assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company is duly qualified to do business as a foreign corporation and is in good standing in each other state in which the nature of its activities or of its properties owned or leased makes such qualification necessary, except to the extent that failure to so qualify would not have a material adverse effect on the Company.

         2. The Company has the corporate power and authority to own its properties and assets, to carry on its business as presently conducted, and to enter into the Agreement and the other documents required or contemplated thereby and perform its respective obligations thereunder.

         3. The execution and delivery of the Agreement and the Bill of Sale and Assignment and Assumption Agreement (the Bill of Sale"), and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company and the Agreement and Bill of Sale have been duly executed and delivered by the Company and the Shareholders and by the Company, respectively.

         4. The Agreement is a legal, valid and binding obligation of the Company and the Shareholders enforceable against them in accordance with its terms, and the Bill of Sale is a valid and binding agreement of the Company enforceable against it in accordance with its terms, except in each case as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

         5. The execution and delivery of the Agreement and the performance by the Company and the Shareholders of their respective obligations thereunder and the execution and delivery of and the performance by the Company of its obligations under the Bill of Sale (a) will not breach or result in a violation of the Company's Articles of Incorporation or Bylaws, or any judgment, order or decree of any court or arbitrator, known to us, to which the Company is a party or is subject, and (b) will not, to our knowledge, constitute a material breach of or constitute a material default under, any Material Contract of the Company listed in Schedule 4.13 of the Agreement.

         The foregoing opinions are subject to the following:

         (a) We expressly do not comment upon or render any opinion with respect to any documents referenced in the Agreement, except for the Bill of Sale.

         (b) The opinions hereinabove set forth are further subject to the following additional qualifications:

         (i) The effect of provisions releasing or indemnifying a party against liability for its own wrongful or negligent acts, or where indemnification is contrary to public policy.

         (ii) The effect of Section 1698 of the California Civil Code which provides in part that provisions of any instrument or agreement may only be waived in writing will not be enforced to the extent that an oral agreement has been executed modifying provisions of such instrument or agreement.

         (iii) We express no opinion regarding the enforceability of the choice of law provisions of Section 16.5 or of the arbitration provisions of Section
16.10 of the Agreement.

         (iv) The unenforceability in certain circumstances of provisions waiving broadly or vaguely stated rights, statutory or other rights representing public policy, or unknown future rights and of provisions that rights or remedies are not exclusive.

         (v) The unenforceability under certain circumstances of provisions to the effect that failure to exercise or delay in exercising any right or remedy will not operate as a waiver of that right or remedy.

         (vi) Limitations on the exercise of certain contractual rights and remedies if the defaults are not material or the penalties bear no reasonable relation to the damages suffered by the aggrieved party as a result of the delinquencies or defaults.

         We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California and federal law.

         The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person without our prior written consent.

                                           Very truly yours,

                                   EXHIBIT C




                                  July 31, 1997


Homer L. Aerts
J. Steven Dickmeyer
Don D. Reed
Terry L. Russ
Richard J. Silva
c/o Mercy Air Service, Inc.
8190 Mango Avenue
Fontana, CA 92334

Gentlemen:

     We have acted as counsel to Air Methods Corporation, a Delaware corporation ("Air Methods"), in connection with its purchase of the stock of Mercy Air Service, Inc., a California corporation ("Mercy"), pursuant to the Stock Purchase Agreement, dated as of July 11, 1997 (the "Agreement"), by and among Air Methods and Homer L. Aerts, J. Steven Dickmeyer, Don D. Reed, Terry L. Russ and Richard J. Silva (collectively referred to as the "Sellers"). This opinion is rendered pursuant to Section 10.8 of the Agreement and pursuant to Section
10.7 of the Asset Purchase agreement (as defined below). Unless otherwise indicated, the capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

     In rendering the opinions set forth herein, we have examined the following documents:

     (a)  The Agreement together with the exhibits and schedules thereto;

     (b) The Asset Purchase Agreement between Helicopter Services, Inc., a California corporation ("HSI"), and Air Methods, dated as of July 11, 1997 (the "Asset Purchase Agreement");

     (c) The Bill of Sale and Assumption Agreement, dated the date hereof, among HSI, Sellers and Air Methods (the "Bill of Sale");

c/o Mercy Air Service, Inc.
July 31, 1997
Page 2


     (d) The Employment Agreement, dated the date hereof, between Mary J. Davis and Mercy (the "Davis Employment Agreement");

     (e) The Employment Agreement between David L. Dolstein and Air Methods and the Stock Option Agreement between David L. Dolstein and Air Methods (collectively referred to as the "Dolstein Employment Agreement");

     (f) The Consulting and Non-Competition Agreements, dated the date hereof, between each individual Seller and Mercy (the "Consulting Agreements");

     (g) The Stock Option Agreements, dated the date hereof, between each individual Seller and Air Methods (the "Stock Option Agreements");

     (h)  The Notes; and

     (i)  The Security Agreement.

The Agreement, the Asset Purchase Agreement, the Bill of Sale, the Stock Option Agreements, the Dolstein Employment Agreement, the Notes and the Security Agreement shall hereinafter be referred to collectively as the "Air Methods Documents." The Davis Employment Agreement, the Consulting Agreements, and the Security Agreement shall hereinafter be referred to collectively as the "Mercy Documents."

     In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the certificate of incorporation and the bylaws of Air Methods, such certificates of public officials, officers and representatives of Air Methods and such other persons, and such other documents, and we have made such examinations of law, as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In all such examinations, we have assumed the genuineness of all signatures on original or certified documents and the conformity to the original or certified documents of all documents submitted to us as conformed or photostatic copies.

     As to certain matters of fact relating to the opinions expressed herein, we have relied upon a certificate of an officer of Air Methods, a copy of which is attached as EXHIBIT A hereto, and a certificate of an officer of Mercy, a copy of which is attached as EXHIBIT B hereto
c/o Mercy Air Service, Inc.
July 31, 1997
Page 3


(the "Certificates"). We have assumed the accuracy of all information furnished to us in the Certificates and have not independently verified the accuracy of such information.

     For purposes of these opinions, we have assumed that: (i) Mercy is and will be, after giving effect to the transactions which are the subject of these opinions, solvent; (ii) there is adequate consideration for the execution and delivery of the Security Agreement; (iii) Mercy owns the Collateral (as defined in the Security Agreement), and the value has been given within the meaning of
Section 9-203 of the Uniform Commercial Code ("UCC"); and (iv) Mercy main tains its records concerning the Collateral and its chief executive office in the State of California.

     The following opinions are limited solely to applicable federal laws of the United States of America, the laws of the State of Colorado, and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of the State of Delaware as we have deemed appropriate in connection with the opinions expressed in paragraphs 1 and 2 below. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law. With your consent, our opinions regarding the Documents are given based on the application of the laws of the State of Colorado thereto even though such Documents state that they are to be governed by the laws of California. Specifically, with respect to the opinions in paragraphs 4 and 5, we have assumed, with your consent and without investigation, that the California UCC is identical to the Colorado UCC.

     Based upon the foregoing and subject to the further assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. Air Methods is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and carry on its business as now conducted.

     2. Air Methods has the corporate power and authority to execute, deliver and perform its obligations under the Documents. The execution and delivery of the Documents and the consummation by Air Methods of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Air Methods. Each of the Air Methods Documents has been duly executed and delivered by Air Methods. Each of the Mercy Documents has been duly executed and delivered by Mercy.

     3. The Air Methods Documents constitute the legal, valid and binding obligation of Air Methods, enforceable against it in accordance with their terms. The Mercy
c/o Mercy Air Service, Inc.
July 31, 1997
Page 4


Documents constitute the legal, valid and binding obligation of Mercy, enforceable against it in accordance with their terms.

     4. The provisions of the Security Agreement are sufficient to create a security interest on behalf of Sellers which has attached to the right, title and interest of Mercy in those items and types of Collateral in which a security interest may be created pursuant to Article 9 of the UCC.

     5. The UCC-1 Financing Statement relating to the Collateral and listing Air Methods and Mercy as the debtors and the Collateral Agent (as defined in the Security Agreement), as agent for the Sellers, as the secured party (the "Financing Statement"), is in adequate and legally sufficient form for filing with the Secretary of State of California and sufficiently describes the Collateral; provided, however, that we render no opinion with respect to such description to the extent the Financing Statement includes terms which are not defined in the UCC. Assuming that the Financing Statement is duly filed with the Secretary of the State of California in accordance with the provisions of
Section 9-403(1) of the UCC, a security interest will be perfected in those items and types of Collateral in which a security interest can be perfected and maintained solely by filing financing statements in the Secretary of State's office in California.

     These opinions do not address any event which may occur subsequent to the date hereof to the extent such event affects the validity or perfection of the Sellers' security interest in the Collateral. We call your attention to the necessity of filing continuation statements from time to time under the applicable provisions of the UCC and to the fact that additional filings may be required, among other things, upon the change of location of Mercy as provided in Section 9-103(e) of the UCC or the change of the name or corporate structure of Mercy as provided in Section 9-402(7) thereof.

     The opinions expressed herein as to the validity, binding effect and enforceability of the Documents and as to perfection of the security interest in the Collateral are subject to the following limitations: (a) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); (b) the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws and court decisions relating to or affecting creditors' rights generally; (c) we have made no investigation and express no opinion as to the applicability of any fraudulent conveyance or similar law; (d) the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (e) the UCC requires that a secured party exercise its rights in good faith and in a commercially reasonable manner and a court may not strictly enforce certain covenants therein if it concludes
c/o Mercy Air Service, Inc.
July 31, 1997
Page 5


that such enforcement would be unreasonable under the then existing circumstances; (f) certain liabilities and duties imposed by Colorado law with respect to foreclosure of a security interest, including the duty to exercise reasonable care in the custody and preservation of collateral in a secured party's possession or control and certain notice requirements, cannot be waived, disclaimed or varied; (g) public policy considerations may limit the rights to obtain indemnification or to limit a party's liability for its own negligence or wrongful acts; (h) we express no opinion as to the enforceability of the choice of law, severability, waiver or set off provisions contained in the Documents;
(i) to the extent that the Security Agreement purports to authorize the Secured Parties to purchase any Collateral at a private sale thereof, such provision would not be enforceable; (j) to the extent that the Security Agreement might be deemed to provide that the Secured Parties may enter upon and take possession of the Collateral by force amounting to a breach of the peace or public disturbance without liability by reason of the manner of such entry and possession, such provision would not be enforceable, and (k) we express no opinion as to the enforceability of the provisions of the Security Agreement which purport to authorize the Collateral Agent to sign and file documents in the name or on behalf of Mercy without the signatures of the appropriate officers of Mercy.

     To the extent the obligations of Air Methods may be dependent upon such matters, we assume for purposes of these opinions that the Air Methods Documents are within the capacity and power of, and have been duly authorized, executed and delivered by the parties thereto other than Air Methods (and with respect to the Security Agreement, other than Mercy) and constitute the legal, valid and binding obligation of such parties enforceable against them in accordance with their terms. To the extent the obligations of Mercy may be dependent upon such matters, we assume for purposes of these opinions that the Mercy Documents are within the capacity and power of, and have been duly authorized, executed and delivered by the parties thereto other than Mercy (and with respect to the Security Agreement, other than Air Methods) and constitute the legal, valid and binding obligation of such parties enforceable against them in accordance with their terms.

     The opinions set forth herein are as of the date hereof and we disclaim any under taking or obligation to advise you of any changes which may hereafter be brought to our attention. These opinions are rendered only to the persons to whom this letter is addressed and are solely for their benefit in connection with the transactions contemplated by the Documents. These opinions may not be relied upon by the addressees, or any of them, for any other purpose or relied upon by any person other than such persons for any purpose without our prior written consent.

                                       Very truly yours,


                                       DAVIS, GRAHAM & STUBBS LLP

                                    EXHIBIT D
                      BILL OF SALE AND ASSUMPTION AGREEMENT


         This BILL OF SALE AND ASSUMPTION AGREEMENT (this "Bill of Sale") is made as of the 31st day of July, by HELICOPTER SERVICES, INC., a California corporation ("Seller"), Homer L. Aerts, J. Steven Dickmeyer, Don D. Reed, Terry
L. Russ and Richard J. Silva, the owners of the outstanding shares of Seller (collectively, the "Shareholders"), and AIR METHODS CORPORATION, a Delaware corporation ("Buyer").

                                R E C I T A L S:

         WHEREAS, Seller, the Shareholders and Buyer are parties to that certain Asset Purchase Agreement dated July 11, 1997 (the "Asset Purchase Agreement"), pursuant to which Seller has agreed to sell, transfer and convey substantially all of the Purchased Assets used in its Business to Buyer and Buyer has agreed to assume the Assumed Obligations (as defined in Section 1 and Section 2.1, respectively, of the Asset Purchase Agreement); and

         WHEREAS, Seller and Buyer desire to evidence the consummation of the sale of the Purchased Assets, and the assignment of the Assigned Contracts (as defined in Section 1.2 of the Asset Purchase Agreement) and Buyer's assumption of the Assumed Obligations.

         NOW, THEREFORE, BE IT KNOWN THAT:

         1. For the consideration set forth in Section 3 of the Asset Purchase Agreement, receipt of which is hereby acknowledged by Seller, Seller does hereby sell, transfer and assign to Buyer, free and clear of any and all Liens and Encumbrances (as defined in Section 4.2(a) of the Asset Purchase Agreement), all of Seller's right, title and interest in and to the Purchased Assets. The Seller's representations and warranties regarding the Purchased Assets, contained in Section 4 of the Asset Purchase Agreement, are incorporated herein by this reference.

         2. Seller hereby assigns and transfers to Buyer each of the Assigned Contracts and, subject to the accuracy of the Seller's representations and warranties pertaining to the Assumed Obligations and the Shareholders' indemnification obligations under Section 13 of the Asset Purchase Agreement, Buyer hereby agrees to assume and perform all of the Assumed Obligations, including the obligations arising on and after the date hereof under the Assigned Contracts. The Seller's representations and warranties with respect to the Assumed Obligations contained in the Asset Purchase Agreement are incorporated herein by this reference and made a part of this Bill of Sale.

         3. Seller and Buyer hereby agree to execute and deliver such other instruments and documents as the other party may from time to time hereafter reasonably request to further evidence the sale, transfer and conveyance to Buyer of the Purchased Assets and the assignment of Assigned Contracts, or the assumption by Buyer of the Assumed Obligations, respectively, as provided for in the Asset Purchase Agreement.

         4. Unless otherwise indicated herein, capitalized terms used in this Bill of Sale shall have the meanings ascribed to them in the Asset Purchase Agreement.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Bill of Sale to be executed by its duly authorized representative as of the day and year set forth above.


BUYER:                               SELLER:
AIR METHODS CORPORATION              HELICOPTER SERVICES, INC.


By:                                  By:
   -------------------------------      -------------------------------------

Title:----------------------------   Title:----------------------------------

                                     SHAREHOLDERS:


                                     ------------------------------------------
                                     HOMER L. AERTS


                                     ------------------------------------------
                                     J. STEVEN DICKMEYER


                                     ------------------------------------------
                                     DON D. REED


                                     ------------------------------------------
                                     TERRY L. RUSS


                                     ------------------------------------------
                                     RICHARD J. SILVA

                                    EXHIBIT E


                        Mailing Addresses of the Parties

Notices to Sellers shall be mailed to:






With a copy to:

Ben Frydman
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660

Notice to Buyer shall be mailed to:

Air Methods Corporation
7301 South Peoria
Englewood, Colorado  80112
Attn:  Chairman of the Board

                                  SCHEDULE 1.1


                        Equipment, Furniture and Fixtures

                               See attached list.

                            WESTERN HELICOPTER, INC.

                                 TANGIBLE ASSETS


Depreciable Assets - See attached list

Additional assets                  $48,541  Above Ground 6000 gal Storage Tank
                                     2,411  Engine & Clutch Vehicle #616
                                     4,090  Main Rotor Static Balance Kit
                                       795  Gauge #430
Other Small tools and equipment

                    HELICOPTER SERVICES, INC., D/B/A WESTERN

DESCRIPTION                                                     DATE ACQUIRED            NET BOOK VALUE

Aircraft Accessories                                               08/12/94                         $  4,799
----------------------------------------------------------- ----------------------  ------------------------
TOTAL AIRCRAFT ACCESSORIES                                                                             4,799

72 Chevy Truck                                                     08/12/94                              660
20 ft. Trailer                                                     08/12/94                              165
'76 Fuel Truck                                                     08/12/94                              330
'75 Chevy Fuel Truck                                               08/12/94                              660
'54 International Fuel Truck                                       08/12/94                           10,027
Helicopter Trailer                                                 08/12/94                              165
1988 GMC - #609A                                                   02/07/95                            6,156
1967 Fuel Truck - #607                                             02/24/95                            6,414
1967 Ford Fuel Truck                                               03/03/95                            7,858
Unit #616 Piping                                                   10/25/95                            1,147
----------------------------------------------------------- ----------------------  ------------------------
TOTAL VEHICLES                                                                                       $33,582

Repeller Fuel Tanks                                                08/12/94                          $14,994
Buildings/Improve                                                  08/12/94                          341,436
Skylight                                                           10/13/94                            3,260
Building Sign                                                      10/12/94                              396
Building Paint                                                     10/03/94                           10,988
Lunchroom Improve                                                  10/19/94                              703
Hangar Improvement                                                 09/15/94                            1,712
Sliding Door                                                       03/17/95                            2,960
Parts Room A/C                                                     07/17/95                            2,012
Hangar Insulation                                                  09/29/95                            3,677
Roof Insulation                                                    09/08/95                           11,378
----------------------------------------------------------- ----------------------  ------------------------
TOTAL BUILDING                                                                                       393,516

Radios                                                                                                 2,399
----------------------------------------------------------- ----------------------  ------------------------
TOTAL RADIOS                                                                                           2,399


                                       -2-




DESCRIPTION                                                     DATE ACQUIRED            NET BOOK VALUE

IBM System 36                                                      08/12/94                           $4,296
Printers                                                           08/12/94                               53
Xerox Copier                                                       08/12/94                              271
Aviation Software                                                  09/16/94                            2,904
Mint Computer Upgrade                                              10/14/94                            1,369
4-Presario 850 486DX                                               08/12/94                            1,814
Calm Maintenance PRS                                               06/11/96                            4,305
PC Starion 930                                                     06/18/96                            1,646
PC Starion 919                                                     06/18/96                            1,430
----------------------------------------------------------- ----------------------  ------------------------
TOTAL DATA PROCESSING                                                                                $18,088

Shop Equipment                                                     08/12/94                          $26,391
Purse Kit                                                          08/12/94                              535
Sleeve Holder                                                      08/12/94                              320
Heli Tie Wrench                                                    08/12/94                              867
Mock Engine                                                        08/12/94                              301
Clutch BRG T/3                                                     10/07/94                              333
Turnback Asst                                                      10/07/94                              535
Turnback Asst                                                      10/12/94                              392
Barfield Test Kit                                                  10/26/94                            1,047
TS/V Wrench                                                        12/24/95                              831
Probe Photocell #2359                                              12/13/95                              329
3 H.P. Indus Motor                                                 10/10/95                              444
Split PL S/V                                                       10/16/95                              493
Parabolic Flow ADPT                                                07/27/95                              336
Biotek DPWII Pre Mtr                                               07/27/95                              532
Bell 222 Bracket                                                   06/05/95                              321
Bell 412 Bracket                                                   06/05/95                              414
Retainer #3039                                                     06/04/95                              436
Back Las #3117                                                     06/04/95                              268
Wrench #3105                                                       06/04/95                              334
B/L and #3106                                                      06/04/95                              444
Adapter #3003                                                      06/04/95                              632
Tool Set #3125-113                                                 06/04/95                              783
BRG Supp #3125                                                     06/04/95                              267
Plate #3309-101                                                    05/24/95                              281
Tool Set #3125-109                                                 05/24/95                              620
Wrench #3011                                                       05/24/95                              354
B/L Tool #3206-101                                                 05/24/95                              559


                                       -3-



DESCRIPTION                                                     DATE ACQUIRED            NET BOOK VALUE
Restrain #3258-101                                                 05/24/95                              614
BRG REN #3366-101                                                  05/24/95                              314
Storage Cabinet                                                    05/25/95                              356
101 Tool #3008                                                     04/25/95                              528
Tool - #3012                                                       04/25/95                              396
Tool - #3-24                                                       04/25/95                              517
Tool - #3026                                                       04/25/95                              656
Tool - #3038-101                                                   04/25/95                            1,580
Tool #5202-101                                                     04/25/95                              396
Tool #5203 - 101                                                   04/25/95                              996
Tool #5252-101                                                     04/25/95                              960
Tool #1103033                                                      04/10/95                              475
Tool Set 412-006                                                   04/10/95                            7,259
Backlash Tool #412-24                                              04/10/95                            3,405
Clamp Assy 412-240                                                 04/10/95                            2,111
Thrust Plate #412-24                                               04/10/95                              367
Filler Hose Crt Refl                                               01/08/96                              482
29313100 RADS - AT                                                 04/08/96                            1,693
29328201 DAV                                                       04/08/96                            1,693
29314102 CADV                                                      04/08/96                            1,693
Hydraulic Jack                                                     12/17/96                            1,134
Hydraulic Jack                                                     12/17/96                            1,134
Hydraulic Jack 6 Ton                                               12/19/96                            1,052
----------------------------------------------------------- ----------------------  ------------------------
TOTAL SHOP EQUIPMENT                                                                               $  69,210

Office Furniture                                                   08/12/96                       $    3,359
----------------------------------------------------------- ----------------------  ------------------------
TOTAL OFFICE FURNITURE                                                                            $    3,359


Spare Meter                                                        03/04/96                      $       937
----------------------------------------------------------- ----------------------  ------------------------
TOTAL SPARE METER                                                                                $       937

NET TOTALS:                                                                                         $525,890

                                  SCHEDULE 1.2


                               Assigned Contracts

1.   Service Center  Agreement with Schweizer  Aircraft  Corp.,  dated
     April 14, 1997.

2. Domestic Service Center Agreement with McDonnell Douglas Helicopter Systems, dated March 20, 1995.

3. Data Base Services Agreement with Inventory Locator Service, Inc., dated February 17, 1995.

4. Service Rental Agreement with Prudential Overall Supply, dated September 26, 1996.

5.   Advertising Contract with Pacific Bell, dated November 21, 1996.

6.   Fehlman Assignment of Prime Lease with Willis L. Fehlman, dated April 17,
     1995.

7.   Lease Agreement with the County of San Bernardino, dated March 10, 1997.

8.   Postage Meter Lease with Pitney Bowes.

9.   Mail Machine Lease with Pitney Bowes.

10. Oral lease agreement with California Tool & Welding for rental of gas tanks.

11. Chevron Airport Dealer Supply Contract with Chevron U.S.A. Products Company, dated October 22, 1994.

12. Customer Service Facility Agreement with Bell Helicopter Textron, Inc., dated January 1, 1994.

13. Lease Agreement with the City of Rialto, dated April 7, 1970 (of which the lessee's interest has been assigned to the Company).

14. Temporary Engine Lease Agreement with UNC Airwork Corporation, dated April 18, 1997.

                                  SCHEDULE 1.3

                                Intangible Assets


The Company's trade name, "Western Helicopter Services" is not registered with the United States Patent and Trademark Office.

See attached list.

                          Intangible Personal Property


Accounting Manager's PC S/N KA545FHBME
     MS Windows 95 17395-OEM-000 1956-50688
     Works for Windows           Pre-loaded
     MS Encarta                  Pre-loaded
     MS Bookshelf                Pre-loaded
     MS Golf                     Pre-loaded
     MS Home CD Sampler          Pre-loaded
     MS Explorapedia             Pre-loaded
     Quicken Special Edition     Pre-loaded
     Fax Talk                    Pre-loaded
     Prodigy                     Pre-loaded
     AOL                         Pre-loaded
     Compuserve                  Pre-loaded
     MS Publisher                Pre-loaded
     PrintMaster Gold            Pre-loaded
     BosaNova System 36 Emulation B601861
**   MS Office 95 Standard
**   Calendar Works


Director of Maintenance's PC
     MS Windows 95   16395-OEM-001596-43090
     Works for Windows           Pre-loaded
     MS Encarta                  Pre-loaded
     MS Bookshelf                Pre-loaded
     MS Golf                     Pre-loaded
     MS Home CD Sampler          Pre-loaded
     MS Explorapedia             Pre-loaded
     Quicken Special Edition     Pre-loaded
     Bosa Nova - System 36 Emulation B044961
     Fax Talk (Telecommander 2500XL)
     Prodigy                     Pre-loaded
     AOL                         Pre-loaded
     Compuserve                  Pre-loaded
**   ImaginNation Network
     C.A.L.M.                    Contract
     Avantext A.D.s              Subscription
     Form Tool Gold              T421764 (PERSONAL)
**   MS Office 95 Standard
     PC Anywhere 32.7.5          See License Agree
     MMIR                        See License Agree
     Norton Anti virus           See License Agree
                                 (PERSONAL)
**   Address Book
**   Calendar Works
     Print Shop Deluxe           Pre-loaded
     Bell CO-OP                  Supplier Provided
     PC Mail Box                 Bell Supplier Provided
**   RADS Com
**   Performance Now
**   Message Flash
Parts Manager PC S/N A420HHE35130
     MS Windows 3.1 DOS 6.2
     MS Word 2.0                 Pre-loaded
     MS Money 2.0                Pre-loaded
     MS Publisher                Pre-loaded
**   QuickLink II Fax
**   WinFax Pro 3
     Airnet (Aviail Supplier Provided)
**   WordPerfect 5.1
**   Excel
     ILS Contract dated 02/17/95 BosaNova System 36 Emulation B044959 BosaNova PC File Transfer

Receptionist's PC S/N A420HHE30320
     MS Windows 3.1 DOS 6.2 512971966
     Tabworks                    Pre-loaded
     AOL                         Pre-loaded
     MS Money 2.0                Pre-loaded
     WINFAX Lite                 Pre-loaded
     MS Works 3.0                Pre-loaded
     MS Publisher 2.0            Pre-loaded
     Compuserve                  Pre-loaded
** Message Glash ** MS Office Pro 4.3 ** Form Tool Gold ** WINFAX Pro 3.0

Chief Pilot's PC S/N A420HHE35173
     Windows 3.1 DOS 6.2 509941088
     Tabworks                    Pre-loaded
     AOL                         Pre-loaded
     MS Money 2.0                Pre-loaded
     WINFAX Lite                 Pre-loaded
     MS Works 3.0                Pre-loaded
     MS Publisher 2.0            Pre-loaded
     Compuserve                  Pre-loaded
**   Delorme Street Atlas
**   Form Tool Gold
     MS Word 2.0                 Pre-loaded
**   GTE Duats
**   Excel 5.0

Flight Operations PC S/N A420HHE30335
     Windows 3.1 DOS 6.2 509904324
     Tabworks                    Pre-loaded
     AOL                         Pre-loaded
     MS Money 2.0                Pre-loaded
     WINFAX Lite                 Pre-loaded
     MS Works 3.0                Pre-loaded
     MS Publisher                Pre-loaded
     Compuserve                  Pre-loaded
**   Delorme Street Atlas
**   Formtool Gold
**   MS Office
**   Quatro Pro 6.0

                            WESTERN HELICOPTER, INC.

                          Intangible Personal Property

President's PC LapTop
     **Tabworks
     **MS Powerpoint
     **MS Excel
     **MS Word
     **MS Works
     **Descriptions  Now
     **Policies  Now
     **Performance  Now
     **Formtool  - DOS
     **Calendar  Works
     **Data  Plus
     **PC  Anywhere
     **Procomm - DOS
     **Snap Page
     **Address Book
     **Print Shop Deluxe
     **Way Point Manager
     **PC Mail

IBM System 36
     Aviation Systems and Programs (ASAP)                     See Contract
     IBM is no longer pursuing the copyright of their System 36


**Cannot locate license information at this time

                                  SCHEDULE 1.5


                                 Excluded Claims


An unrecorded claim for overpaid sales tax was filed with the California State Board of Equalization on April 17, 1997 in the amount of $29,999.

                                  SCHEDULE 1.7

                                    Inventory


Helicopter engine S/N LE47002AE, Model LTS 101-750-C-1 (this engine is not reflected in the financial statements of the Company as of December 31, 1996 because it was categorized as an "item-in-transit" on such date).

                                  SCHEDULE 1.9


                                 Excluded Assets

See attached.

Don Reed's personal items in his office at 8190 Mango Ave., Fontana, CA (Mercy Air's administrative office)
1. photographs
2. personal paper
3. calculator
4. clock radio

Terry Russ's personal items in his office at 8190 Mango Ave., Fontana, CA (Mercy Air's administrative office)
1.   sofa
2.   desk and contents
3.   credenza and contents
4.   4 drawer file cabinet and its contents
5.   2 drawer file cabinet and its contents
6.   calculator
7.   chair
8.   radio
9.   13 file boxes and contents
10.  power strip
11.  pictures
12.  clock

Steve Dickmeyer's personal items in his office at 8190 Mango Ave., Fontana, CA (Mercy Air's administrative office)
1.   pictures and plaques
2.   folding computer table
3.   Borland's Quattro Pro program in the Gateway Colorbook that Steve uses
4.   various binders and paperwork
5. picture of two (2) Bell 222 helicopters flying over Hawaii, and it is located in the billing office

                         DICK SILVA'S PERSONAL INVENTORY
                                       AT
                        WESTERN HELICOPTERS AND MERCY AIR


1.   Pictures and Plaque
2.   Tools and Tool Box
3.   35mm Camera, Case & Lens
4.   Miscellaneous Files
5. Miscellaneous Office Decorations, Small Equipment, Calculator, Spell Checker, etc.

                                  SCHEDULE 2.1


                              Scheduled Liabilities

None.

                                  SCHEDULE 2.2

                                Excluded Payables


None.

                                  SCHEDULE 4.2


                               Exceptions to Title

None.

                                  SCHEDULE 4.5


                                    Conflicts


1. Consent will be required from Chevron U.S.A. Products Company pursuant to Section 9 of that certain Chevron Airport Dealer Supply Contract, dated October 22, 1994.

2.       Consent will be required from Bell Helicopter Textron, Inc. pursuant to
         Section 6 of that certain Customer Service Facility Agreement, dated January 1, 1994.

3. Pursuant to Section 8 of the Lease Agreement with the City of Rialto, dated April 7, 1970 (of which the lessee's interest has been assigned to the Company), Air Methods must expressly assume the Company's obligations thereunder, and the Company must remain primarily liable on the lease.

         Also, consent will be required from the Rialto City Council for extension of the Lease (see Item 11 of SCHEDULE 4.13 and footnote thereto).

4.       Consent will be required from Schweizer Aircraft Corp. pursuant to
         Section 6 of that certain Service Center Agreement, dated April 14,
         1997.

5. Consent will be required from McDonnell Douglas Helicopter Systems pursuant to Article 16 of that certain Domestic Service Center Agreement, dated March 20, 1995.

6. Consent will be required from the Federal Aviation Administration for the transfer of the Company's Repair Station to Air Methods.

7. Consent will be required from Aviation Systems and Programs (ASAP) for the transfer of the Software License and Support Agreement between ASAP and the Company dated September 14, 1994.

                                  SCHEDULE 4.6


                              Financial Statements

None.

                                  SCHEDULE 4.7


                             Undisclosed Liabilities

None.

                                  SCHEDULE 4.8


                           Absence of Certain Changes

None.

                                  SCHEDULE 4.9


                          Condition of Tangible Assets


None.

                                  SCHEDULE 4.10


                           Intangible Property Rights


The Company is unable to verify whether licenses are in place for certain of its intangible property, as indicated on SCHEDULE 1.3 and the attachment thereto.

                                  SCHEDULE 4.11


                                  Real Property

The Company owns several buildings at 1640, 1650 and 1670 Miro Way, Rialto, California. The Company uses some of the buildings for its administrative and maintenance operations. The space not being used by the Company is being leased out to various tenants.

                                  SCHEDULE 4.13


                            Material Seller Contracts


1.       Fehlman Assignment of Prime Lease dated April 17, 1995.

2.       Chevron Airport Dealer Supply Contract, dated October 22, 1994.

3. Customer Service Facility Agreement with Bell Helicopter Textron, Inc, dated January 1, 1994.

4.       Lease Agreement with the County of San Bernardino, dated March 10,
         1997.

5. Oral lease agreement with California Tool & Welding for lease of gas tanks.

6.       Service Center Agreement with Schweizer Aircraft Corp., dated
         April 14, 1997.

7. Data Base Services Agreement with Inventory Locator Service, Inc., dated February 17, 1995.

8. Service Rental Agreement with Prudential Overall Supply, dated September 26, 1996.

9. Domestic Service Center Agreement with McDonnell Douglas Helicopter Systems, dated March 20, 1995.

10.      Advertising Contract with Pacific Bell, dated November 21, 1996.

11. Lease Agreement with the City of Rialto, dated April 7, 1970 (of which the lessee's interest has been assigned to the Company)./1/

See attached list of Government licenses, franchises and permits.

--------

1 The Company has notified the Airport Manager of the City of Rialto of its intent to exercise the third 5-yr. renewal option under the Lease Agreement. Extension of the Lease Agreement will require approval of the Rialto City Council. The Airport Manager will submit the request to the City Council at its next scheduled meeting, in approximately two weeks.

Government licenses, franchises and permits                                                             Exp. Date

Federal Government
     IRS                                      EIN #33.0624247
     FAA                                      Repair Station Certificate #W6HR554Y
State of California
     Environmental  Protection Agency ID #CAL 000125594  Franchise Tax Board EIN
     #407-7153-7 SCAQMD (South Coast Air Quality  ManagemenSet A tanks & nozzles
     ID #102595 District)
                                              Spray Booth ID #D 85117                                    07-16-97
     Board of Equalization                    Sales Tax #SREH 99-546780
     Board of Equalization                    Fuel Tax #MJHQ 33-000563
     Board of Equalization                    Underground Tanks #TK HQ 44-036394
     Dept. of Motor Vehicles                  Camer #CA 7104 License #115024                             04-30-98
     Cal OSHA                                 Air Pressure Tank #A10192SF                                07-06-97
County of San Bernardino
     Dept. of Weights & Measures              Fuel Meter Certifications #04389                           07-01-97
     Fire Department                          Underground Storage Tank                  #8602260445      05-31-01
                                                                                         8602250094      05-31-98
                                              Haz Mat Handler                            8701070418      05-31-98
                                              Haz Waste Generator                        8611250315      05-31-98
City of Rialto
                                              Business License                               113119      12-31-97
     Fire Department                          Haz Mat #UFC ART 24 A.B.Q.                                 07-06-97


                                  SCHEDULE 4.14


                   Compliance with Laws; Licenses and Permits

None.

                                  SCHEDULE 4.15


                                   Litigation


The Company is a defendant in RIDGWAY V. GILLIES, ET. AL., a personal injury and property damage case filed June 20, 1996 in San Bernardino Superior Court, Case # SCV 30436.

                                  SCHEDULE 4.16


                          Environmental Non-Compliance

(i)      None.

(ii) The State of California has notified the Company that new underground fuel tanks will be required by December 31, 1998.

                                  SCHEDULE 4.17

                              Taxes and Tax Returns


An unrecorded claim for overpaid sales tax was filed with the California State Board of Equalization on April 17, 1997 in the amount of $29,999.

                                  SCHEDULE 4.18

                          Employment and ERISA Matters


(a)      None.

(b)      None.

(c) The Company's employees are covered under Mercy Air Service, Inc.'s employment plans.

(d)      None.

                                  SCHEDULE 4.19


                               Insurance Policies


The Company is a named insured under the appropriate insurance policies of Mercy Air Service, Inc.

                                  SCHEDULE 6.2


                              Permitted Dividends.


None.

                                  SCHEDULE 11.1


                          Closing Deliveries of Seller


1.       Bill of Sale and Assumption Agreement
2.       Certificate of Good Standing
3.       Legal Opinion
4.       Third-Party Consents
5. "Bring-Down" Certificate required by Section 9.8 of the Asset Purchase Agreement

                                  SCHEDULE 11.2


                           Closing Deliveries of Buyer


1.       Purchase Price
2.       Bill of Sale and Assumption Agreement
3.       Good Standing Certificate (Delaware)
4.       Good Standing Certificate (California)
5.       Legal Opinion
6. "Bring-Down" Certificate required by Section 10.6 of the Asset Purchase Agreement


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                                  SCHEDULE 13.2

                     Proportionate Share of Each Shareholder



SHAREHOLDER                              PROPORTIONATE SHARE

Homer L. Aerts                           20%
J. Steven Dickmeyer                      20%
Don D. Reed                              20%
Terry L. Russ                            20%
Richard J. Silva                         20%